                                                                    EXHIBIT 10.1



                                                                  EXECUTION COPY


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                                  $715,000,000

                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT

                                      AMONG

                       CORRECTIONS CORPORATION OF AMERICA,
                                  AS BORROWER,

                               THE SEVERAL LENDERS
                         FROM TIME TO TIME PARTY HERETO,

                              LEHMAN BROTHERS INC.,
                  AS SOLE LEAD ARRANGER AND SOLE BOOK MANAGER,

               DEUTSCHE BANK SECURITIES INC. AND UBS WARBURG LLC,
                            AS CO-SYNDICATION AGENTS,

                                SOCIETE GENERALE,
                             AS DOCUMENTATION AGENT

                                       AND

                          LEHMAN COMMERCIAL PAPER INC.,
                             AS ADMINISTRATIVE AGENT

                             DATED AS OF MAY 3, 2002

================================================================================

                                TABLE OF CONTENTS

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SECTION 1.   DEFINITIONS..........................................................................................7

   1.1      Defined Terms.........................................................................................7
   1.2      Other Definitional Provisions........................................................................36
   1.3      Interrelationship with Second Amended and Restated Credit Agreement..................................36
   1.4      Confirmation of Existing Obligations.................................................................37

SECTION 2.   AMOUNT AND TERMS OF COMMITMENTS.....................................................................37

   2.1      Term Loan Commitments................................................................................37
   2.2      Procedure for Term Loan Assignment...................................................................37
   2.3      Repayment of Term Loans..............................................................................38
   2.4      Revolving Credit Commitments.........................................................................39
   2.5      Procedure for Revolving Credit Borrowing.............................................................39
   2.6      Swing Line Commitment................................................................................40
   2.7      Procedure for Swing Line Borrowing; Refunding of Swing Line Loans....................................40
   2.8      Repayment of Loans; Evidence of Indebtedness.........................................................42
   2.9      Commitment Fees, etc.................................................................................42
   2.10     Termination or Reduction of Revolving Credit Commitments.............................................43
   2.11     Optional Prepayments.................................................................................43
   2.12     Mandatory Prepayments and Commitment Reductions......................................................43
   2.13     Conversion and Continuation Options..................................................................45
   2.14     Minimum Amounts and Maximum Number of Eurodollar Tranches............................................45
   2.15     Interest Rates and Payment Dates.....................................................................46
   2.16     Computation of Interest and Fees.....................................................................46
   2.17     Inability to Determine Interest Rate.................................................................46
   2.18     Pro Rata Treatment and Payments......................................................................47
   2.19     Requirements of Law..................................................................................49
   2.20     Taxes................................................................................................51
   2.21     Indemnity............................................................................................52
   2.22     Illegality...........................................................................................53
   2.23     Change of Lending Office.............................................................................53

SECTION 3.   LETTERS OF CREDIT...................................................................................53

   3.1      L/C Commitment.......................................................................................53
   3.2      Procedure for Issuance of Letter of Credit...........................................................54
   3.3      Fees and Other Charges...............................................................................54
   3.4      L/C Participations...................................................................................55
   3.5      Reimbursement Obligation of the Borrower.............................................................55
   3.6      Obligations Absolute.................................................................................56
   3.7      Letter of Credit Payments............................................................................56
   3.8      Applications.........................................................................................57



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
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SECTION 4.   REPRESENTATIONS AND WARRANTIES......................................................................57

   4.1      Financial Condition..................................................................................57
   4.2      No Change............................................................................................57
   4.3      Corporate Existence; Compliance with Law.............................................................57
   4.4      Corporate Power; Authorization; Enforceable Obligations..............................................58
   4.5      No Legal Bar.........................................................................................58
   4.6      No Material Litigation...............................................................................58
   4.7      No Default...........................................................................................59
   4.8      Ownership of Property; Liens.........................................................................59
   4.9      Intellectual Property................................................................................59
   4.10     Taxes................................................................................................59
   4.11     Federal Regulations..................................................................................59
   4.12     Labor Matters........................................................................................60
   4.13     ERISA................................................................................................60
   4.14     Investment Company Act; Other Regulations............................................................61
   4.15     Subsidiaries.........................................................................................61
   4.16     Use of Proceeds......................................................................................62
   4.17     Environmental Matters................................................................................62
   4.18     Accuracy of Information, etc.........................................................................63
   4.19     Security Documents...................................................................................63
   4.20     Solvency.............................................................................................64
   4.21     Regulation H.........................................................................................64
   4.22     Insurance............................................................................................64
   4.23     Real Estate..........................................................................................64
   4.24     Permits..............................................................................................66
   4.25     Leases...............................................................................................67
   4.26     Immaterial Subsidiaries..............................................................................67

SECTION 5.   CONDITIONS PRECEDENT................................................................................67

   5.1      Conditions to Effectiveness..........................................................................67
   5.2      Conditions to Each Extension of Credit...............................................................73

SECTION 6.   AFFIRMATIVE COVENANTS...............................................................................73

   6.1      Financial Statements.................................................................................73
   6.2      Certificates; Other Information......................................................................74
   6.3      Payment of Obligations...............................................................................76
   6.4      Conduct of Business and Maintenance of Existence, etc................................................76
   6.5      Maintenance of Property; Leases; Insurance...........................................................76
   6.6      Inspection of Property; Books and Records; Discussions...............................................78
   6.7      Notices..............................................................................................78
   6.8      Environmental Laws...................................................................................79
   6.9      Interest Rate Protection.............................................................................79
   6.10     Additional Collateral, etc...........................................................................79
   6.11     Use of Proceeds......................................................................................81
   6.12     ERISA Documents......................................................................................81

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   6.13     Further Assurances...................................................................................82
   6.14     Immaterial Subsidiaries..............................................................................82

SECTION 7.   NEGATIVE COVENANTS..................................................................................82

   7.1      Financial Condition Covenants........................................................................82
   7.2      Limitation on Indebtedness...........................................................................86
   7.3      Limitation on Liens..................................................................................88
   7.4      Limitation on Fundamental Changes....................................................................90
   7.5      Limitation on Disposition of Property................................................................90
   7.6      Limitation on Restricted Payments....................................................................91
   7.7      Limitation on Capital Expenditures...................................................................92
   7.8      Limitation on Investments............................................................................93
   7.9      Limitation on Optional Payments and Modifications of Indebtedness....................................94
   7.10     Limitation on Transactions with Affiliates...........................................................95
   7.11     Limitation on Sales and Leasebacks...................................................................95
   7.12     Limitation on Changes in Fiscal Periods..............................................................95
   7.13     Limitation on Negative Pledge Clauses................................................................95
   7.14     Limitation on Restrictions on Subsidiary Distributions, etc..........................................96
   7.15     Limitation on Lines of Business......................................................................96
   7.16     Limitation on Hedge Agreements.......................................................................96
   7.17     Partnerships and Joint Ventures......................................................................96

SECTION 8.   EVENTS OF DEFAULT...................................................................................96


SECTION 9.   THE AGENTS; THE ARRANGER...........................................................................100

   9.1      Appointment.........................................................................................100
   9.2      Delegation of Duties................................................................................101
   9.3      Exculpatory Provisions..............................................................................101
   9.4      Reliance by Agents..................................................................................101
   9.5      Notice of Default...................................................................................102
   9.6      Non-Reliance on Agents and Other Lenders............................................................102
   9.7      Indemnification.....................................................................................103
   9.8      Arranger and Agents in Their Individual Capacities..................................................103
   9.9      Successor Agents....................................................................................103
   9.10     Authorization to Release Liens......................................................................104
   9.11     The Arranger; the Syndication Agents; the Documentation Agent.......................................104
   9.12     Withholding Tax.....................................................................................104

SECTION 10.   MISCELLANEOUS.....................................................................................104

   10.1     Amendments and Waivers..............................................................................104
   10.2     Notices.............................................................................................106
   10.3     No Waiver; Cumulative Remedies......................................................................107
   10.4     Survival of Representations and Warranties..........................................................107
   10.5     Payment of Expenses.................................................................................107
   10.6     Successors and Assigns; Participations and Assignments..............................................108


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  10.7     Adjustments; Set-off.................................................................................111
   10.8     Counterparts........................................................................................112
   10.9     Severability........................................................................................112
   10.10    Integration.........................................................................................112
   10.11    GOVERNING LAW.......................................................................................112
   10.12    Submission To Jurisdiction; Waivers.................................................................112
   10.13    Acknowledgments.....................................................................................113
   10.14    Confidentiality.....................................................................................113
   10.15    Release of Collateral and Guarantee Obligations.....................................................113
   10.16    Accounting Changes..................................................................................114
   10.17    Construction........................................................................................114
   10.18    WAIVERS OF JURY TRIAL...............................................................................114
   10.19    Existing Agreements Superseded......................................................................115

ANNEXES:
A                   Pricing Grid

SCHEDULES:

1.1                 Mortgaged Property
4.4                 Consents, Authorizations, Filings and Notices
4.6                 Litigation
4.10                Taxes
4.15(a)             Subsidiaries
4.15(b)             Capital Stock; Disqualified Stock
4.19(a)-1           UCC Filing Jurisdictions - Collateral
4.19(a)-2           UCC financing statements to Remain on File
4.19(a)-3           UCC financing statements to be Terminated
4.19(b)             Mortgage Filings Jurisdictions
4.23(a)             Real Estate
4.23(g)             Structural Defects
4.23(h)             Designated Assets
4.25                Leases by Borrower as Landlord
7.2(d)              Existing Indebtedness
7.3(e)              Existing Liens
7.8(h)              Existing Investments
8(g)(i)             Required Payments to Employee Welfare Benefit Plans
8(g)(ii)            Required Payments to Multiemployer Plans

EXHIBITS:

A                   Form of Guarantee and Security Agreement
B                   Form of Compliance Certificate
C                   Form of Closing Certificate
D                   Form of Mortgage
E                   Form of Assignment and Acceptance
F-1                 Form of Legal Opinion of Stokes, Bartholomew, Evans & Petree
F-2                 Form of Legal Opinion of Miles & Stockbridge
F-3                 Legal Opinion of Kaye Scholer LLP
G-1                 Form of Term Note
G-2                 Form of Revolving Credit Note
G-3                 Form of Swing Line Note
H                   Form of Prepayment Option Notice
I                   Form of Exemption Certificate
J                   Form of Lender Addendum
K                   Form of Solvency Certificate
L                   Form of Subordinated Intercompany Note
M                   Form of Notice of Borrowing

                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT

         This THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of May 3, 2002, by and among CORRECTIONS CORPORATION OF AMERICA, a Maryland corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), LEHMAN BROTHERS INC., as advisor, sole lead arranger and sole book manager (in such capacity, the "Arranger"), each of DEUTSCHE BANK SECURITIES INC. and UBS WARBURG LLC, as co-syndication agents (collectively in such capacity, the "Syndication Agents"), SOCIETE GENERALE as documentation agent (in such capacity, the "Documentation Agent"), and LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the "Administrative Agent") AMENDS AND RESTATES IN FULL the Second Amended and Restated Credit Agreement, dated as of December 7, 2001, by and among the Borrower, the Subsidiaries of the Borrower from time to time party thereto as guarantors, the lenders and financial institutions party thereto (the "Original Lenders"), Lehman Commercial Paper Inc., as administrative agent, Societe Generale, as documentation agent, The Bank of Nova Scotia, as syndication agent, SouthTrust Bank, as co-agent, and Lehman Brothers Inc., as book manager and lead arranger (the "Second Amended and Restated Credit Agreement"); this amendment and restatement of the Second Amended and Restated Credit Agreement, as amended, supplemented, restated or otherwise modified from time to time, is hereinafter referred to as this "Credit Agreement."

                              W I T N E S S E T H:

         WHEREAS, the Borrower and certain of the Lenders are parties to the Second Amended and Restated Credit Agreement;

         WHEREAS, on the Restatement Effective Date the Borrower intends to issue the Senior Notes, the proceeds of which will be used to refinance a portion of the Indebtedness outstanding under the Second Amended and Restated Credit Agreement;

         WHEREAS, the Borrower has requested that the Administrative Agent and the Arranger provide for the purchase of the Loans and Revolving Credit Commitments of the Original Lenders by the Lenders and for the amendment and restatement of the Second Amended and Restated Credit Agreement to restructure the obligations of the Borrower thereunder (the "Assignment and Amendment" and, together with the issuance of the Senior Notes and the application of the proceeds thereof, the "Refinancing");

         WHEREAS, it is the intent of the Borrower, the Lenders, the Administrative Agent, the Documentation Agent, the Syndication Agents and the Arranger that this Credit Agreement amend and restate in its entirety the Second Amended and Restated Credit Agreement and that, from and after the Restatement Effective Date, the Second Amended and Restated Credit Agreement shall be of no force and effect except to evidence the terms and conditions under which the Borrower heretofore has incurred obligations and liabilities to the Original Lenders and the Administrative Agent (as evidenced by the Second Amended and Restated Credit Agreement and the Administrative Agent's books and records);

         WHEREAS, the Lenders are willing to amend and restate the Second Amended and Restated Credit Agreement and continue to extend credit to the Borrower upon and subject to the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

         1.1 Defined Terms. As used in this Agreement, the terms listed in this
Section 1.1 shall have the respective meanings set forth in this Section 1.1.

         "Accepting Lender": as defined in Section 2.18(d).

         "Acknowledgement and Consent": the Acknowledgement and Consent of each Issuer (as defined in the Guarantee and Security Agreement) substantially in the form of Exhibit A to the Guarantee and Security Agreement.

         "Adjustment Date": as defined in the Pricing Grid.

         "Administrative Agent": as defined in the preamble hereto.

         "Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

         "Affiliated Fund": with respect to any Lender that is a fund that invests (in whole or in part) in commercial loans, any other fund that invests (in whole or in part) in commercial loans and is managed by the same investment advisor as such Lender or by an affiliate of such investment advisor:

         "Agecroft": Agecroft Prison Management Limited, incorporated in England and Wales.

         "Agecroft Note": the Subordinated Loan Agreement among Agecroft, the Borrower and Sodexho Alliance S.A., dated July 6, 1998, in the aggregate principal amount of(pound)6,309,000.

         "Agents": the collective reference to the Syndication Agents, the Documentation Agent and the Administrative Agent.

         "Aggregate Exposure": with respect to any Lender at any time, an amount equal to the sum of (i) the aggregate then unpaid principal amount of such Lender's Term Loans and (ii) the amount of such Lender's Revolving Credit Commitment then in effect or, if the

Revolving Credit Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

         "Aggregate Exposure Percentage" with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

         "Agreement": this Credit Agreement, as amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

         "Applicable Margin": for each Type of Loan, the rate per annum set forth under the relevant column heading below:


                                                                  Base Rate                 Eurodollar
                                                                  Loans                     Loans
                                                                  ----------                -----------
                 Revolving Credit Loans and
                      Swing Line Loans                            2.50%                     3.50%
                 Tranche A Term Loans                             2.50%                     3.50%
                 Tranche B Term Loans                             2.50%                     3.50%

provided, that on and after the first Adjustment Date, the Applicable Margin with respect to Revolving Credit Loans, Swing Line Loans and Tranche A Term Loans will be determined pursuant to the Pricing Grid.

         "Application": an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

         "Arranger": as defined in the preamble hereto.

         "Asset Sale": any Disposition of Property or series of related Dispositions of Property (excluding any such Disposition permitted by clause
(a), (b), (c), (g), (h), (j) or (l) of Section 7.5) which yields gross proceeds to the Borrower or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value (as determined by the Administrative Agent) in the case of other non-cash proceeds) in excess of $5,000,000.

         "Assignee": as defined in Section 10.6(c).

         "Assignment and Acceptance": as defined in Section 10.6(c).

         "Assignment and Amendment": as defined in the recitals hereto.

         "Assignor": as defined in Section 10.6(c).

         "Available Revolving Credit Commitment": as to any Revolving Credit Lender at any time, an amount equal to the excess, if any, of (a) such Revolving Credit Lender's Revolving Credit Commitment then in effect over (b) such Revolving Credit Lender's Revolving

Extensions of Credit then outstanding; provided, that in calculating any Lender's Revolving Extensions of Credit for the purpose of determining such Lender's (other than the Swing Line Lender) Available Revolving Credit Commitment pursuant to Section 2.9(a), the aggregate principal amount of Swing Line Loans then outstanding shall be deemed to be zero.

         "Bankruptcy Event": as defined in Section 8(f).

         "Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the greater of (a) the Prime Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the prime lending rate as set forth on the British Banking Association Telerate Page 5 (or such other comparable page as may, in the opinion of the Administrative Agent, replace such page for purpose of displaying such rate), as in effect from time to time. The Prime Rate is a reference rate and does not represent the lowest or best rate actually available. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

         "Base Rate Loans": Loans for which the applicable rate of interest is based upon the Base Rate.

         "Benefited Lender": as defined in Section 10.7.

         "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

         "Borrower": as defined in the preamble hereto.

         "Borrowing Date": any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lender(s) to make Loans hereunder.

         "Build-to-Suit Capital Expenditures": capital expenditures necessary to complete written "build-to-suit" contracts entered into with the United States Bureau of Prisons or any other federal, state or local governmental agency as is reasonably satisfactory to the Administrative Agent, which "build-to-suit" contracts indicate a projected need by the applicable Governmental Authority for a minimum of 70% of the capacity of the facility under construction.

         "Business Day": (i) for all purposes other than as covered by clause
(ii) below, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

         "Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

         "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

         "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

         "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Ratings Services, or any successor to the ratings agency business thereof ("S&P") or P-1 by Moody's Investors Service, Inc., or any successor to the ratings agency business thereof ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within one year from the date of acquisition;
(d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses
(a) through (f) of this definition.

         "CCA of Tennessee Credit Agreement": the Loan and Security Agreement dated as of September 15, 2000, by and among CCA of Tennessee, Inc., as borrower, certain subsidiaries thereof, as guarantors, the financial institutions party thereto and Lehman Commercial Paper Inc., as agent.

         "Code": the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral": all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document, including, without limitation, the Intellectual Property Collateral.

         "Commitment": as to any Lender, the sum of the Tranche A Term Loan Commitment, the Tranche B Term Loan Commitment, and the Revolving Credit Commitment of such Lender.

         "Commitment Fee Rate": 1/2 of 1% per annum; provided, that on and after the first Adjustment Date, the Commitment Fee Rate will be determined pursuant to the Pricing Grid.

         "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with any Loan Party within the meaning of Section 4001 of ERISA or is part of a group that includes any Loan Party and that is treated as a single employer under Section 414 of the Code.

         "Compliance Certificate": a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

         "Confidential Information Memorandum": the Confidential Information Memorandum dated April 2002 and furnished to the initial Lenders.

         "Consolidated Current Assets": at any date, all amounts (other than cash and Cash Equivalents) which would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

         "Consolidated Current Liabilities": at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of the Borrower and its Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Credit Loans or Swing Line Loans to the extent otherwise included therein.

         "Consolidated EBITDA": of any Person for any period, Consolidated Net Income of such Person and its Subsidiaries for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) federal, state, local and foreign income, value added and similar tax expense, (b) Consolidated Interest Expense of such Person and its Subsidiaries, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including, in the case of the Borrower, the Loans and Letters of Credit), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, and amortization and/or impairment charges with respect to goodwill and other intangible assets, (e) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business) and (f) any other non-cash charges, and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income (except to the extent deducted in determining Consolidated Interest Expense), (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business), (c) any other non-cash income (other than the accrual of revenue in the ordinary course of business), all as determined on a consolidated basis and (d) any cash payment made during such period associated with a non-cash charge taken in a prior period to the extent such non-cash charge was added back to the calculation of Consolidated EBITDA in such prior period; provided that for purposes of calculating Consolidated EBITDA of the Borrower and its Subsidiaries for any period, (i) the Consolidated EBITDA of any Person or business acquired by the Borrower or its Subsidiaries during such period shall be included on a pro forma basis for such period (assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period) if the consolidated balance sheet of such acquired Person or business and its consolidated Subsidiaries as at the end of the period preceding the acquisition of such Person and the related consolidated statements of income and stockholders' equity and of cash flows for the period in respect of which Consolidated EBITDA is to be calculated (x) have been previously provided to the Administrative Agent and the Lenders and (y) either (1) have been reported on without a qualification arising out of the scope of the audit by independent certified public accountants of nationally recognized standing or
(2) have been found acceptable by the Administrative Agent, and (ii) for purposes of calculating the Consolidated Leverage Ratio only, the Consolidated EBITDA of any Person or business Disposed of by the Borrower or its Subsidiaries during such period shall be excluded for such period (assuming the consummation of such Disposition and the repayment of any Indebtedness in connection therewith occurred on the first day of such period)

         "Consolidated Fixed Charge Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDA of the Borrower and its Subsidiaries for such period minus the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such period on account of Capital Expenditures to (b) Consolidated Fixed Charges for such period.

         "Consolidated Fixed Charges": for any period, the sum (without duplication) of (a) Consolidated Interest Expense of the Borrower and its Subsidiaries for such period, (b) cash income taxes (and interest and penalties thereon) paid in such period by the Borrower or any of its Subsidiaries on a consolidated basis, (c) scheduled payments made during such period on account of principal of Indebtedness of the Borrower or any of its Subsidiaries (including scheduled principal payments in respect of the Term Loans) and (d) cash dividends paid by the Borrower with respect to its series A preferred stock and series B preferred stock; provided that, notwithstanding the foregoing, Consolidated Fixed Charges shall not include (i) $10,750,000 of cash dividends paid on the Borrower's series A preferred stock in FQ1 2002, (ii) federal taxes, interest and penalties paid to the U.S. Internal Revenue Service in settlement of tax claims relating to the Borrower's 1997 and 1998 tax years and (iii) scheduled payments of Tranche B Term Loans after March 31, 2007.

         "Consolidated Funded Debt": at any date, the aggregate principal amount of all Funded Debt of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

         "Consolidated Interest Coverage Ratio": for any period, the ratio of
(a) Consolidated EBITDA of the Borrower and its Subsidiaries for such period to
(b) Consolidated Interest Expense of the Borrower and its Subsidiaries for such period.

         "Consolidated Interest Expense": of any Person for any period, total interest expense (including the interest component of all payments associated with Capital Lease Obligations) of such Person and its Subsidiaries for such period with respect to all outstanding Indebtedness of such Person and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed by such Person with respect to letters of credit and bankers' acceptance financings and net costs of such Person under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).

         "Consolidated Leverage Ratio": as of the last day of any period of four consecutive fiscal quarters, the ratio of (a) Consolidated Funded Debt on such day to (b) Consolidated EBITDA of the Borrower and its Subsidiaries for such period.

         "Consolidated Net Income": of any Person for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that in calculating Consolidated Net Income of the Borrower and its consolidated Subsidiaries for any Period, there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries,
(b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

         "Consolidated Secured Funded Debt": at any date, the aggregate principal amount of all Funded Debt of the Borrower and its Subsidiaries at such date which is secured by a Lien on any Property of the Borrower or any of its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

         "Consolidated Secured Leverage Ratio": as of the last day of any period of four consecutive fiscal quarters, the ratio of (a) Consolidated Secured Funded Debt to (b) Consolidated EBITDA of the Borrower and its Subsidiaries for such period.

         "Consolidated Working Capital": at any date, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.

                  "Continuing Directors": as to any Person, the directors of such Person on the Restatement Effective Date, and each other director, if, in each case, such other director's nomination for election to the board of directors of such Person is recommended by at least a majority of the then Continuing Directors.

         "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

         "Control Agreement": each Control Agreement to be executed and delivered by each Loan Party party thereto, substantially in the form of Exhibit C, Exhibit D or Exhibit E, as the case may be, to the Guarantee and Security Agreement, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

         "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

         "Derivatives Counterparty": as defined in Section 7.6.

         "Designated Assets" means those Prison Facilities owned by the Borrower or any of its Subsidiaries that are located in San Diego, California; Walensburg, Colorado; Nichols, Georgia; Alamo, Georgia; Tutweiler, Mississippi; Shelby, Montana; Cushing, Oklahoma; Holdenville, Oklahoma; Memphis, Tennessee; and Washington, DC, in each case so long as, and to the extent that, the Borrower or such Subsidiary has granted an option to purchase such Prison Facility (or provided for the reversion of the Borrower's (or such Subsidiary's) ownership interest in all or a portion of such Prison Facility) pursuant to a Designated Asset Contract.

         "Designated Asset Contract" means each of the following contracts pursuant to which the Borrower (or a Subsidiary of Borrower) has granted (a) an option to purchase a Designated Asset for the contract price specified therein or (b) a right of reversion of all or a portion of the Borrower (or a Subsidiary's) ownership in such Designated Assets, in each case as in effect on the date of this Agreement: Standard Form Lease Agreement, East Mesa Detention Facility, dated October 30, 1997, between the County of San Diego and Corrections Corporation of America; Lease Agreement, dated April 30, 1996, between Huerfano County and Corrections Corporation of America; Request for Proposal Number 0467-019-955259 Issued on Behalf of the Georgia Department of Corrections re: Bid of Private Prisons in Coffee and Wheeler Counties; Contract No. 467-019-955259-1, dated July 24, 1996, between the Georgia Department of Corrections and Corrections Corporation of America; Contract No. 467-019-955259-2, dated July 24, 1996, between the Georgia Department of Corrections and Corrections Corporation of America; Agreement, dated October 6, 1998, between the Tallahatchie County Correctional Authority and Corrections Corporation of America, as amended by that certain Amendment No. 1 to Agreement dated May 18, 2000, between the Tallahatchie County Correctional Authority and Corrections Corporation of America; Contract for Facility Development - Design, Build, dated July 22, 1998, between the Montana Department of Corrections and Corrections Corporation of America; Contractual Agreement, dated July 1, 1997, between the State of Oklahoma Department of Corrections and Corrections Corporation of America; Correctional Services Contract, dated July 1, 1998, between the State of Oklahoma Department of Corrections and Corrections Corporation of America; Lease Agreement, dated April 15, 1985, between the County of Shelby and Corrections Corporation of America; Contract, dated February 25, 1986, between the Tennessee Department of Finance and Administration and Corrections Corporation of America; and Lease Agreement, dated January 1997, between the District of Columbia and Corrections Corporation of America.

         "Disposition": with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms "Dispose" and "Disposed of" shall have correlative meanings.


         "Disqualified Stock": any Capital Stock or other ownership or profit interest of any Loan Party that any Loan Party is or, upon the passage of time or the occurrence of any event, may become obligated to redeem, purchase, retire, defease or otherwise make any payment in respect of in consideration other than Capital Stock (other than Disqualified Stock); provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders of such Capital Stock have the right to require such Loan Party to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that such Loan Party may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the provisions of this Agreement.

         "Dollars" and "$": dollars in lawful currency of the United States of America.

         "Domestic Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States of America.

         "Documentation Agent": as defined in the preamble hereto.

         "Environmental Laws": any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the United States, or any state, local, municipal or other Governmental Authority, regulating, relating to or imposing liability or standards of conduct concerning emissions, discharges, releases or threatened releases of Materials of Environmental Concern or concerning protection of the environment or of human health, as has been, is now, or may at any time hereafter be, in effect.

         "Environmental Permits": any and all permits, licenses, approvals, registrations, notifications, exemptions and any other authorization required under any Environmental Law.

         "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit or credit for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D.

         "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Dow Jones Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Dow Jones Telerate screen (or otherwise on such screen), the "Eurodollar Base Rate" for purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent.

         "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

         "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                             Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

         "Eurodollar Tranche": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

         "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

         "Excess Cash Flow": for any fiscal year of the Borrower, the excess, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income of the Borrower and its Subsidiaries for such fiscal year, (ii) an amount equal to the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital of the Borrower and its Subsidiaries for such fiscal year, (iv) an amount equal to the aggregate net non-cash loss on the Disposition of Property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income and (v) the net increase during such fiscal year (if any) in deferred tax accounts of the Borrower over (b) the sum, without duplication, of (i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such fiscal year on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with such expenditures and any such expenditures financed with the proceeds of any Reinvestment Deferred Amount), (iii) the aggregate amount of all prepayments of Revolving Credit Loans and Swing Line Loans during such fiscal year to the extent accompanying permanent optional reductions of the Revolving Credit Commitments and all optional prepayments of the Term Loans and other Funded Debt of the Borrower and its Subsidiaries made pursuant to Section 7.9 during such fiscal year, (iv) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including, without limitation, the Term Loans) of the Borrower and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder such that after giving effect to such commitment reduction the Borrower or the applicable Subsidiary, as the case may be, would not be able to reborrow all or any of the amount so prepaid), (v) increases in Consolidated Working Capital of the Borrower and its Subsidiaries for such fiscal year, (vi) an amount equal to the aggregate net non-cash gain on the Disposition of Property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income, (vii) the net decrease during such fiscal year (if any) in deferred tax accounts of the Borrower, (viii) the aggregate amount of Net Cash Proceeds received with respect to any Asset Sale or Recovery Event to the extent such amount is included in arriving at Consolidated Net Income for such fiscal year, (ix) cash expenses consisting of reasonable and customary fees and expenses incurred by the Borrower and its Subsidiaries in connection with the incurrence of any Indebtedness permitted under Section 7.2 and (x) cash dividends paid by the Borrower during such fiscal year with respect to its series A preferred stock and its series B preferred stock, to the extent such payment was permitted under
Section 7.6.

         "Excess Cash Flow Application Date": as defined in Section 2.12(c).

         "Excluded Foreign Subsidiary": any Foreign Subsidiary in respect of which either (i) the pledge of all of the Capital Stock of such Subsidiary as Collateral or (ii) the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of the Borrower, result in material adverse tax consequences to the Loan Parties, taken as a whole; provided, however, that a Foreign Subsidiary that is treated as a pass-through entity for United States federal income tax purposes shall not be an Excluded Foreign Subsidiary while so treated.

         "Excluded Proceeds": (1) the Net Cash Proceeds received in connection with the issuance and sale of Indebtedness permitted under Section 7.2(h) if (i) the Consolidated Secured Leverage Ratio for the immediately preceding twelve-month period is less than 2.85 to 1.00 and (ii) to the extent such Net Cash Proceeds are used for Capital Expenditures in respect of the Webb County, Houston or Stewart facilities permitted under Section 7.7 and (2) the Net Cash Proceeds received in connection with the issuance and sale of Capital Stock (a) the Net Cash Proceeds received upon the exercise of any (i) warrants outstanding on the Restatement Effective Date and (ii) options issued to employees in the ordinary course of business, and (b) Net Cash Proceeds not to exceed $10,000,000 over the life of this Agreement from any individual issuances of Capital Stock the Net Cash Proceeds of which do not exceed $1,000,000.

         "Existing 12% Senior Notes": the Borrower's 12% Senior Notes, due 2006.

         "Existing 12% Senior Notes Indenture": the Indenture, dated as of June 10, 1999, as supplemented by that certain First Supplemental Indenture, dated as of June 11, 1999, among the Borrower and State Street Bank and Trust Company, as trustee, pursuant to which the Existing 12% Senior Notes were issued.

         "Facility": each of (a) the Tranche A Term Loan Commitments and the Tranche A Term Loans made thereunder (the "Tranche A Term Loan Facility"), (b) the Tranche B Term Loan Commitments and the Tranche B Term Loans made thereunder (the "Tranche B Term Loan Facility"), and (c) the Revolving Credit Commitments and the extensions of credit made thereunder (the "Revolving Credit Facility").

         "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

         "Fee Letter": the Fee Letter, dated March 26, 2002, among the Borrower, the Administrative Agent and the Arranger, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

         "Foreign Subsidiary": any Subsidiary of the Borrower that is not a Domestic Subsidiary.


         "FQ1", "FQ2", "FQ3", and "FQ4": when used with a numerical year designation, means the first, second, third or fourth fiscal quarters, respectively, of such fiscal year of the Borrower (e.g., FQ1 2002 means the first fiscal quarter of the Borrower's 2002 fiscal year, which ends March 31,
2002).

         "Funded Debt": as to any Person, all Indebtedness of such Person of the types described in clauses (a) through (e) of the definition of "Indebtedness" in this Section.

         "Funding Office": the office specified from time to time by the Administrative Agent as its funding office by notice to the Borrower and the Lenders.

         "GAAP": generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as amended and/or modified from time to time, except that for purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered pursuant to Section 4.1(b).

         "Governing Documents": collectively, as to any Person, the articles or certificate of incorporation and bylaws, any shareholders agreement, certificate of formation, limited liability company agreement, partnership agreement or other formation or constituent documents of such Person.

         "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guarantee and Security Agreement": the Second Amended Security Agreement (with Guarantee) to be executed and delivered by the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit A, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

         "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor,
(ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

         "Headquarters Sale Leaseback": the sale by the Borrower of the Borrower's headquarters building in Nashville, Tennessee, which results in Net Cash Proceeds to the Borrower of at least $10,000,000, and the subsequent leasing of such headquarters by the Borrower from the purchaser thereof, all on terms and conditions reasonably satisfactory to the Administrative Agent.

         "Hedge Agreements": all interest rate swaps, caps or collar agreements or similar arrangements entered into by the Borrower or any of its Subsidiaries providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

         "Immaterial Subsidiaries": Corrections Corporation of Canada, a Canadian corporation, CCA (U.K.) Ltd., incorporated in England and Wales, and Viccor Investments PTY.LTD, an Australian corporation.

         "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations or Synthetic Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party under acceptance, letter of credit or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above; (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured
by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation (but excluding any such obligation arising as a result of a Lien on the Capital Stock of Agecroft), (j) for the purposes of Section 8(e) only, all obligations of such Person in respect of Hedge Agreements and (k) the liquidation value of any mandatorily redeemable preferred Capital Stock of such Person or its Subsidiaries held by any Person other than such Person and its Wholly Owned Subsidiaries.

         "Indemnified Liabilities": as defined in Section 10.5.

         "Indemnitee": as defined in Section 10.5.


         "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

         "Insolvent": pertaining to a condition of Insolvency.

         "Insurance Requirements": all material terms of any insurance policy required pursuant to this Agreement or any Security Document and all material regulations and then current standards applicable to or affecting any Mortgaged Property or any part thereof or any use or condition thereof, which may, at any time, be recommended by the Board of Fire Underwriters, if any, having jurisdiction over any Mortgaged Property, or any other body exercising similar functions.

         "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, state, multinational or foreign laws or otherwise, including, without limitation, copyrights, patents, trademarks, service marks, technology, know-how and processes, recipes, formulas, trade secrets, or licenses (under which the applicable Person is licensor or licensee) relating to any of the foregoing and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

         "Intellectual Property Collateral": all Intellectual Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by the Intellectual Property Security Agreement or the Guarantee and Security Agreement.

         "Intellectual Property Security Agreements": the collective reference to any Intellectual Property Security Agreements executed and delivered by the Loan Parties, substantially in the form of Exhibit B to the Guarantee and Security Agreement, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

         "Interest Payment Date" (a) as to any Base Rate Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than any Revolving Credit Loan that is a Base Rate Loan (unless all Revolving Credit Loans are being repaid in full in immediately available funds and the Revolving Credit Commitments terminated) and any Swing Line Loan), the date of any repayment or prepayment made in respect thereof.

         "Interest Period": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its Notice of Borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (ii) any Interest Period that would otherwise extend beyond the Scheduled Revolving Credit Termination Date or beyond the date final payment is due on the Tranche A Term Loans or the Tranche B Term Loans, as the case may be, shall end on the Revolving Credit Termination Date or such due date, as applicable;

                  (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                  (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

         "Investments": as defined in Section 7.8.

         "Issuing Lender": any Lender, in its capacity as issuer of any Letter of Credit. If there is more than one Issuing Lender at any time, the term "Issuing Lender" shall be deemed to refer to each of them individually.

         "L/C Commitment": $35,000,000, for all Issuing Lenders collectively.

         "L/C Fee Payment Date": the last day of each March, June, September and December and the last day of the Revolving Credit Commitment Period.

         "L/C Obligations": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

         "L/C Participants": the collective reference to all the Revolving Credit Lenders other than the Issuing Lender.


         "Lehman Entity": any of Lehman Commercial Paper Inc. or any of its affiliates (including, without limitation, Syndicated Loan Funding Trust).

         "Lender Addendum": with respect to any initial Lender, a Lender Addendum, substantially in the form of Exhibit J, to be executed and delivered by such Lender on the Restatement Effective Date as provided in Section 10.17.

         "Lenders": as defined in the preamble hereto and includes the Issuing Lender.

         "Letters of Credit": as defined in Section 3.1(a).

         "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

         "Litigation Settlement Debt": the 8% zero coupon subordinated promissory note of the Borrower in an aggregate principal amount not to exceed $2,900,000 issued in settlement of claims pending against the Borrower as contemplated by that certain Amended Stipulation of Settlement, dated as of January 7, 2001, among legal counsel for the Borrower and various attorneys party thereto as legal counsel for the plaintiffs in such claims; provided that such Litigation Settlement Debt: (i) shall be subordinate to the prior payment in full in cash of the Obligations and all other Indebtedness of the Borrower in accordance with the Litigation Settlement Debt Subordination Provisions and otherwise in a manner reasonably satisfactory to the Administrative Agent; (ii) shall have a maturity date not earlier than January 2, 2009;

(iii) shall be fully extinguished if, at any time after the issuance thereof and prior to January 2, 2009, the trading price of the Borrower's publicly traded common stock is greater than $16.30 for any consecutive period of fifteen (15) trading days following the issuance of the Litigation Settlement Debt; (iv) on January 2, 2009, if such Litigation Settlement Debt has not been extinguished pursuant to (iii) above, shall be reduced by an amount equal to the Stock Price Premium upon the maturity of the Litigation Settlement Debt; and (v) shall otherwise be satisfactory to the Administrative Agent.

         "Litigation Settlement Debt Subordination Provisions": subordination provisions substantially identical and no less favorable to the Lenders than the subordination provisions which were contained in the 8.0% $26.1 million promissory note issued by CCA on December 31, 2001.

         "Loan": any loan made by any Lender pursuant to this Agreement.

         "Loan Documents": this Agreement, the Security Documents, the Applications, the Notes and any other agreement, document or instrument designated by the Required Lenders and the Borrower as a "Loan Document".

         "Loan Parties": the Borrower and each Subsidiary of the Borrower which is a party to a Loan Document (including pursuant to Section 6.10).

         "Majority Facility Lenders": with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Credit Facility, prior to any termination of the Revolving Credit Commitments, the holders of more than 50% of the Total Revolving Credit Commitments).

         "Majority Revolving Credit Facility Lenders": the Majority Facility Lenders in respect of the Revolving Credit Facility.

         "Material Adverse Effect": a material adverse effect on or affecting
(a) the Refinancing, (b) the business, assets, liabilities, property, condition (financial or otherwise), results of operations or prospects of the Borrower and its Subsidiaries taken as a whole, (c) the validity or enforceability of this Agreement or any of the other Loan Documents, (d) the validity, enforceability or priority of the Liens purported to be created by the Security Documents, or
(e) or the rights or remedies of any Secured Party hereunder or under any of the other Loan Documents.

         "Material Debt Instruments": collectively, the Senior Notes Indenture, the PMI Note Purchase Agreement, the MDP Note Purchase Agreement, the Existing 12% Senior Note Indenture and the documentation governing any Qualified Trust Indebtedness or Indebtedness incurred under Sections 7.2(h) or (i), as the same may be amended, supplemented replaced as otherwise modified from time to time in accordance with this Agreement.

         "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances of any kind, whether or not any such waste material or substance is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to an Environmental Permit or could give rise to liability under any Environmental Law.

         "McRae Facility": the Prison Facility located in McRae, Georgia.

         "MDP Note Purchase Agreement": the Note Purchase Agreement, dated as of December 31, 1998, as amended on June 30, 2000, between the Borrower and MDP Ventures IV, LLC, relating to the Borrower's 10.0% Convertible Subordinated Notes due December 31, 2008, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

         "MDP Notes": the Notes issued under the MDP Note Purchase Agreement.

         "Mortgaged Properties": the real properties and leasehold estates listed on Schedule 1.1, as to which the Administrative Agent for the benefit of the Secured Parties shall be granted a Lien pursuant to the Mortgages.

         "Mortgages": each of the mortgages, deeds of trust and deeds to secure debt made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit D (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded), as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

         "Multiemployer Plan": a Plan that is a multiemployer plan as defined in
Section 3(37) or 4001(a)(3) of ERISA.

         "Multiple Employer Plan": a Plan with respect to which a Loan Party or any ERISA Affiliate and at least one employer other than the Loan Party or any ERISA Affiliate are contributing sponsors.

         "Net Cash Proceeds": (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of reasonable and customary attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other reasonable and customary fees and expenses, in each case, to the extent actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of reasonable and customary attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other reasonable and customary fees and expenses, in each case, to the extent actually incurred in connection therewith.

         "Non-Excluded Taxes": as defined in Section 2.20(a).

         "Non-Recourse Indebtedness": Indebtedness as to which (1) neither the Borrower nor any of its Subsidiaries: (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; (2) no default with respect thereto (including any rights that the holders thereof may have to take enforcement action against a Subsidiary) would permit, upon notice, lapse of time or both, any holder of any other Indebtedness (other than the Indebtedness incurred hereunder) of the Borrower or any of its Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (3) the lenders thereof have been notified in writing that they will not have any recourse to the stock or assets of the Borrower or any of its Subsidiaries.

         "Non-U.S. Lender": as defined in Section 2.20(f).

         "Notes": the collective reference to the Revolving Credit Notes, the Term Notes and the Swing Line Note, if any, evidencing Loans.

         "Notice of Borrowing": a certificate duly executed by a Responsible Officer of the Borrower substantially in the form of Exhibit M.

         "Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Loan Parties to the Arranger, to any Agent or to any Lender (or, in the case of Specified Hedge Agreements, any affiliate of any Lender (or any Person that was a Lender or an affiliate thereof when such Specified Hedge Agreement was entered into)), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Hedge Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Arranger, to any Agent or to any Lender that are required to be paid by any Loan Party pursuant hereto or to any other Loan Document) or otherwise; provided, that (i) Obligations of the Borrower or any other Loan Party under any Specified Hedge Agreement shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (ii) any release of Collateral or Subsidiary Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Hedge Agreements.

         "Original Credit Agreement": the Credit Agreement, dated as of January 1, 1999, among the Borrower, the subsidiaries of the Borrower party thereto, the banks and other financial institutions party thereto from time to time as lenders, NationsBank, N.A., as administrative agent, LCPI, as documentation agent, and The Bank of Nova Scotia, as syndication agent, as amended and restated by the First Amended and Restated Credit Agreement, dated as of August 4, 1999, among the Borrower, the subsidiaries of the Borrower party thereto, the banks and other financial institutions party thereto from time to time as lenders, the Administrative Agent, as administrative agent, Societe Generale, as documentation agent, The Bank of Nova Scotia, as syndication agent, and SouthTrust Bank, N.A., as co-agent.

         "Original Lenders": as defined in the preamble hereto.

         "Original Lender Assignment": the Assignment and Acceptance to be executed by each of the Original Lenders, as assignor, and one or more of the Lenders on the Restatement Effective Date, as assignees.

         "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document. For the avoidance of doubt, "Other Taxes" shall not include any taxes assessed on the net or gross income of a taxpayer, regardless of whether such taxes are designated excise or property taxes.

         "Participant": as defined in Section 10.6(b).

         "Payment Amount": as defined in Section 3.5.

         "Payment Office": the office of the Administrative Agent specified in
Section 10.2 or as otherwise specified from time to time by the Administrative Agent as its payment office by notice to the Borrower and the Lenders.

         "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

         "Permits": the collective reference to (i) Environmental Permits, and
(ii) any and all other franchises, licenses, leases, permits, approvals, notifications, certifications, registrations, authorizations, exemptions, qualifications, easements, rights of way, Liens and other rights, privileges and approvals required under any Requirement of Law.

         "Permitted Acquisitions": as defined in Section 7.8(g).

         "Permitted Liens": the collective reference to (i) in the case of Property other than Pledged Stock, Liens permitted by Section 7.3 and (ii) in the case of Collateral consisting of Pledged Stock, non-consensual Liens permitted by Section 7.3 to the extent arising by operation of law.

         "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

         "Plan": at a particular time, any employee benefit plan that is covered by ERISA and which any Loan Party or any Commonly Controlled Entity maintains, administers, contributes to or is required to contribute to or under which any Loan Party or any Commonly Controlled Entity could incur any liability.

         "Pledged Stock": as defined in the Guarantee and Security Agreement.

         "PMI Note Purchase Agreement": the Note Purchase Agreement, dated as of December 31, 1998, as amended on June 30, 2000 and on March 5, 2001, between the Borrower and PMI Mezzanine Fund, L.P. relating to the Borrower's 8.0% Convertible Subordinated Notes due February 28, 2005, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

         "PMI Notes": the Notes issued under the PMI Note Purchase Agreement.

         "Prepayment Option Notice": a notice executed by a Responsible Officer of the Borrower substantially in the form of Exhibit H.

         "Pricing Grid": the pricing grid attached hereto as Annex A.

         "Prison Facility": any prison, correctional, detention or juvenile facilities owned or operated by the Borrower or any of its Subsidiaries.

         "Pro Forma Balance Sheet": as defined in Section 4.1(a).

         "Projections": as defined in Section 6.2(c).

         "Property": any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

         "Purchase Notes": notes or other obligations received by any Loan Party in connection with an asset sale consisting of the Disposition of an Unoccupied Prison Facility which is otherwise permitted under Section 7.5.

         "Qualified Trust": a trust or other special purpose vehicle formed for the sole purpose of, and which is limited by its charter or other organizational documents to conduct no business other than, issuing Qualified Trust Preferred Stock and lending the proceeds from such issuance to the Borrower.

         "Qualified Trust Indebtedness": Indebtedness of the Borrower or its Subsidiaries to a Qualified Trust (a) in an aggregate principal amount not exceeding the amount of funds raised by such trust from the issuance of Qualified Trust Preferred Stock and (b) that by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the Qualified Trust or the holder of any Qualified Trust Preferred Stock), or upon the happening of any event, does not mature and is not mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Qualified Trust or any holder of the Qualified Trust Preferred Stock, in whole or in part, on or prior to the date that is 91 days after the stated maturity date of the Tranche B Term Loans (contained in this Agreement as of the Restatement Effective Date); provided that such Qualified Trust Indebtedness may be redeemed pursuant to its terms upon a change of control of the Borrower if the terms of such Qualified Trust Indebtedness (a) define a "change of control" in a manner that is not more expansive or inclusive than the change of control definition contained in this Agreement and (b) explicitly provide that no payment shall be made with respect to such Indebtedness upon a change of control unless such payment is permitted by the provisions of this Agreement.

         "Qualified Trust Preferred Stock": a preferred stock or preferred interest in a Qualified Trust the net proceeds from the issuance of which are used to finance Qualified Trust Indebtedness and that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Qualified Trust Preferred Stock), or upon the happening of any event, does not mature and is not mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Qualified Trust Preferred Stock, in whole or in part, on or prior to the date that is 91 days after the original stated maturity date of the Tranche B Term Loans.

         "Real Estate": all real property held or used by the Borrower or its Subsidiaries, which the Borrower or the relevant Subsidiary owns in fee or in which it holds a leasehold interest as a tenant, all of which is more particularly identified in Schedule 4.23(a).

                  "Recovery Event": any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any of its Subsidiaries, which settlement or payment yields gross proceeds to the Borrower or any of its Subsidiaries in excess of $5,000,000.

         "Refinancing": as defined in the recitals hereto.

         "Refunded Swing Line Loans": as defined in Section 2.7(b).

         "Refunding Date": as defined in Section 2.7(c).

         "Register": as defined in Section 10.6(d).

         "Registration Rights Agreement": the Registration Rights Agreement, dated May 3, 2002, among the Borrower, certain Subsidiaries of the Borrower, Lehman Brothers Inc., Deutsche Bank Securities Inc. and UBS Warburg LLC.

         "Regulation D": Regulation D of the Board as in effect from time to time (and any successor to all or a portion thereof).

         "Regulation H": Regulation H of the Board as in effect from time to time (and any successor to all or a portion thereof).

         "Regulation T": Regulation T of the Board as in effect from time to time (and any successor to all or a portion thereof).

         "Regulation U": Regulation U of the Board as in effect from time to time (and any successor to all or a portion thereof).

         "Regulation X": Regulation X of the Board as in effect from time to time (and any successor to all or a portion thereof).

         "Reimbursement Obligation": the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

         "Reinvestment Deferred Amount": with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Borrower or any of its Subsidiaries in connection therewith that are not applied to prepay the Term Loans or reduce the Revolving Credit Commitments pursuant to Section 2.12(b) as a result of the delivery of a Reinvestment Notice.

         "Reinvestment Event": any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice. "Reinvestment Notice": a written notice executed by a Responsible Officer of the Borrower stating that no Default or Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Wholly Owned Subsidiary to the extent otherwise permitted hereunder) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire assets useful in its or such Subsidiary's business.

         "Reinvestment Prepayment Amount": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire assets useful in the business of the Loan Parties.

         "Reinvestment Prepayment Date": with respect to any Reinvestment Event, the earlier of (a) the date occurring one year after such Reinvestment Event, or, if the Reinvestment Deferred Amount is to be used to construct a new facility or for the repair or reconstruction of an existing facility damaged due to casualty, and, in either case, such construction is commenced within one year after such Reinvestment Event, the date occurring two years after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to acquire assets useful in the Borrower's or the applicable Subsidiary's business with all or any portion of the relevant Reinvestment Deferred Amount.

         "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

         "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg.
Section 4043.

         "Required Lenders": at any time, the holders of more than 50% of the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding and (ii) the Total

Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

         "Required Prepayment Lenders": the Majority Facility Lenders in respect of each Facility.

         "Requirement of Law": as to any Person, the Governing Documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

         "Responsible Officer": as to any Person, the chief executive officer, president or chief financial officer of such Person, but in any event, with respect to financial matters, the chief financial officer of such Person. Unless otherwise qualified, all references to a "Responsible Officer" shall refer to a Responsible Officer of the Borrower.

         "Restatement Effective Date": the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied, which date shall not be later than May 31, 2002.

         "Restricted Payments": as defined in Section 7.6.

         "Revolving Credit Commitment": as to any Lender, the obligation of such Lender, if any, to make Revolving Credit Loans and/or participate in Swing Line Loans and Letters of Credit, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Credit Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.

         "Revolving Credit Commitment Period": the period from and including the Restatement Effective Date to the Revolving Credit Termination Date.

         "Revolving Credit Lender": each Lender that has a Revolving Credit Commitment or that is the holder of Revolving Credit Loans.

         "Revolving Credit Loans": as defined in Section 2.4.

         "Revolving Credit Notes": as defined in Section 2.8(e).

         "Revolving Credit Percentage": as to any Revolving Credit Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the Total Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal and/or face amount of such Lender's Revolving Credit Extensions of Credit then outstanding constitutes of the aggregate principal and/or face amount of the Total Revolving Extensions of Credit then outstanding).

         "Revolving Credit Termination Date": the earlier of (a) the Scheduled Revolving Credit Termination Date and (b) the date on which the Tranche A Term Loans shall be paid in full.

         "Revolving Extensions of Credit": as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (b) such Lender's Revolving Credit Percentage of the L/C Obligations then outstanding and
(c) such Lender's Revolving Credit Percentage of the aggregate principal amount of Swing Line Loans then outstanding.

         "Scheduled Revolving Credit Termination Date": March 31, 2006.

         "SEC": the Securities and Exchange Commission (or successors thereto or an analogous federal Governmental Authority).

         "Second Amended and Restated Credit Agreement": as defined in the recitals hereto.

         "Secured Parties": collectively, the Arranger, the Agents, the Lenders and, with respect to any Specified Hedge Agreement, any affiliate of any Lender party thereto (or any Person that was a Lender or an affiliate thereof when such Specified Hedge Agreement was entered into) that has agreed to be bound by the provisions of Section 7.2 of the Guarantee and Security Agreement as if it were a party thereto and by the provisions of Section 9 hereof as if it were a Lender party hereto.

         "Security Documents": the collective reference to the Guarantee and Security Agreement, the Intellectual Property Security Agreement, the Control Agreements, the Mortgages and all other pledge and security documents hereafter delivered to the Administrative Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

         "Senior Note Documentation": the Senior Note Indenture, the Senior Note Purchase Agreement, the Registration Rights Agreement, together with any other instruments and agreements entered into by the Borrower or its Subsidiaries in connection therewith, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

         "Senior Note Indenture": the Indenture, dated as of May 3, 2002, entered into by the Borrower, certain of its Subsidiaries and State Street Bank and Trust Company, as Trustee, in connection with the issuance of the Senior Notes, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

         "Senior Note Purchase Agreement": the Purchase Agreement, dated as of April 24, 2002, entered into by the Borrower and Lehman Brothers Inc., as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

         "Senior Notes": the notes of the Borrower due 2009 issued from time to time pursuant to the Senior Note Indenture, including the registered notes issued under the Indenture pursuant to the Registration Rights Agreement.

         "Single Employer Plan": any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan or Multiple Employer Plan.

         "Solvency Certificate": the Solvency Certificate to be executed and delivered by the chief financial officer of each Loan Party, substantially in the form of Exhibit K, as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

         "Solvent": when used with respect to any Person, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business (giving due consideration to the prevailing practice in the industry in which such Person is engaged), (d) such Person will be able to pay its debts as they mature, and (e) such Person is not insolvent within the meaning of any applicable Requirements of Law. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

         "Space Leases": as defined in Section 4.25(a).

         "Specified Change of Control": a "change of control" or similar event (howsoever defined) as defined in any Material Debt Instrument.

         "Specified Hedge Agreement": any Hedge Agreement (a) entered into by
(i) the Borrower or any of its Subsidiaries and (ii) any Lender or any affiliate thereof, or any Person that was a Lender or an affiliate thereof when such Hedge Agreement was entered into as counterparty and (b) which has been designated by such Lender and the Borrower, by notice to the Administrative Agent not later than 90 days after the execution and delivery thereof by the Borrower or such Subsidiary, as a Specified Hedge Agreement; provided that the designation of any Hedge Agreement as a Specified Hedge Agreement shall not create in favor of any Lender or affiliate thereof that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Subsidiary Guarantor under the Guarantee and Security Agreement.

         "Stock Price Premium": an amount equal to (i) the difference between the average price over the immediately preceding fifty-day period of the Borrower's common stock less $4.90 times (ii) $4,690,000; provided that if such amount is less than or equal to zero, the Stock Price Premium shall be zero.

         "Subordinated Intercompany Note": the Subordinated Intercompany Note to be executed and delivered by the Borrower and each of its Subsidiaries, substantially in the form of Exhibit L, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with this Agreement.

         "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

         "Subsidiary Guarantor": each Subsidiary of the Borrower other than any Excluded Foreign Subsidiary.

         "Swing Line Commitment": the obligation of the Swing Line Lender to make Swing Line Loans pursuant to Section 2.6 in an aggregate principal amount at any one time outstanding not to exceed $5,000,000.

         "Swing Line Lender": Lehman Commercial Paper Inc., in its capacity as the lender of Swing Line Loans.

         "Swing Line Loans": as defined in Section 2.6.

         "Swing Line Note": as defined in Section 2.8(e).

         "Swing Line Participation Amount": as defined in Section 2.7(c).

         "Syndication Agents": as defined in the preamble hereto.

         "Syndication Date": the date on which the Administrative Agent completes the syndication of the Facilities and the entities selected in such syndication process become parties to this Agreement, which date shall be not later than 90 days after the Restatement Effective Date.

         "Synthetic Lease Obligations": all monetary obligations of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations which do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the Indebtedness of such Person (without regard to accounting treatment).

         "Taking": a taking or voluntary conveyance during the term of this Agreement of all or part of any Mortgaged Property, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any condemnation or other eminent domain proceeding by any Governmental Authority affecting a Mortgaged Property or any portion thereof, whether or not the same shall have actually been commenced.

         "Term Loan Facilities": the collective reference to the Tranche A Term Loan Facility and the Tranche B Term Loan Facility.

         "Term Loan Lenders": the collective reference to the Tranche A Term Loan Lenders and the Tranche B Term Loan Lenders.

         "Term Loans": the collective reference to the Tranche A Term Loans and Tranche B Term Loans.

         "Term Notes": as defined in Section 2.8(e).

         "Title Insurance Company": as defined in Section 5.1(q).

         "Total Revolving Credit Commitments": at any time, the aggregate amount of the Revolving Credit Commitments then in effect; provided that the amount of the Total Revolving Credit Commitments on the Restatement Effective Date shall be $75,000,000.

         "Total Revolving Extensions of Credit": at any time, the aggregate amount of the Revolving Extensions of Credit of all of the Revolving Credit Lenders outstanding at such time.

         "Tranche A Term Loan": as defined in Section 2.1.

         "Tranche A Term Loan Commitment": as to any Tranche A Term Loan Lender, the obligation of such Lender, if any, to make or purchase a Term Loan in a principal amount not to exceed the amount set forth under the heading "Tranche A Term Loan Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof; provided that the original aggregate amount of the Tranche A Term Loan Commitments is $75,000,000.

         "Tranche A Term Loan Lender": each Lender that has a Tranche A Term Loan Commitment or is the holder of a Tranche A Term Loan.

         "Tranche A Term Loan Percentage": as to any Tranche A Term Loan Lender at any time, the percentage which the aggregate principal amount of such Lender's Tranche A Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche A Term Loans then outstanding.

         "Tranche B Term Loan": as defined in Section 2.1.

         "Tranche B Term Loan Commitment": as to any Tranche B Term Loan Lender, the obligation of such Lender, if any, to make or purchase a Term Loan in a principal amount not to exceed the amount set forth under the heading "Tranche B Term Loan Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof; provided that the original aggregate amount of the Tranche B Term Loan Commitments is $565,000,000.

         "Tranche B Term Loan Lender": each Lender that has a Tranche B Term Loan Commitment or which is the holder of a Tranche B Term Loan.

         "Tranche B Term Loan Percentage": as to any Tranche B Term Loan Lender at any time, the percentage which the aggregate principal amount of such Lender's Tranche B Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche B Term Loans then outstanding; provided, that solely for purposes of calculating the amount of each installment of Tranche B Term Loans (other than the last installment) payable to a Term Loan Lender pursuant to Section 2.3(b), such Term Loan Lender's Tranche B Term Loan Percentage shall be calculated without giving effect to any portion of any prior mandatory or optional prepayment attributable to such Term Loan Lender's Tranche B Term Loans which shall have been declined by such Term Loan Lender (or, in the case of any Term Loan Lender which shall have acquired its Tranche B Term Loans by assignment from another Person, by such other Person).

         "Transferee": as defined in Section 10.14.

         "Type": as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

         "UCC": the Uniform Commercial Code as in effect in any jurisdiction from time to time.

         "Unoccupied Prison Facility": any Prison Facility owned by the Borrower or its Subsidiaries which, for the twelve-month period ending on the date of measurement, has had an average occupancy level of less than 15%.

         "Voting Stock": with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right to so vote has been suspended by the happening of such a contingency.

         "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

         "Wholly Owned Subsidiary Guarantor": any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower.

         "Youngstown Facility": the Prison Facility located in Youngstown, Ohio.

         1.2 Other Definitional Provisions(a) . (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

         (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

         (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         (e) The expressions "payment in full," "paid in full" and any other similar terms or phrases when used herein with respect to the Obligations shall mean the payment in full, in immediately available funds, of all of the Obligations.

         (f) The words "including" and "includes" and words of similar import when used in this Agreement shall not be limiting and shall mean "including without limitation" or "includes without limitation", as the case may be.

         1.3 Interrelationship with Second Amended and Restated Credit
Agreement.

         (a) As stated in the preamble hereof, this Credit Agreement is intended to amend and restate the provisions of the Second Amended and Restated Credit Agreement and, notwithstanding any substitution of Notes as of the Restatement Effective Date, except as expressly modified herein, (x) all of the terms and provisions of the Second Amended and Restated Credit Agreement shall continue to apply for the period prior to the Restatement Effective Date, including any determinations of payment dates, interest rates, Events of Default or any amount that may be payable to the Administrative Agent or the Original Lenders (or their assignees or replacements hereunder), and (y) the obligations under the Second Amended and Restated Credit Agreement shall continue to be paid or prepaid on or prior to the Restatement Effective Date, and shall from and after the Restatement Effective Date continue to be owing and be subject to the terms of this Credit Agreement. All references in any Loan Documents to (i) the "Original Credit Agreement", the "First Amended and Restated Credit Agreement", the "Second Amended and Restated Credit Agreement" or the "Credit Agreement" shall be deemed to include references to this Credit Agreement and (ii) the "Lenders" or a "Lender" or to the "Administrative Agent" shall mean such terms as defined in this Credit Agreement. As to all periods occurring on or after the Restatement Effective Date, all of the covenants set forth in the Second Amended and Restated Credit Agreement shall be of no further force and effect, it being understood that all obligations of the Borrower under the Second Amended and Restated Credit

Agreement shall be governed by this Credit Agreement from and after the Restatement Effective Date.

         (b) The Borrower, the Agents and the Lenders acknowledge and agree that all principal, interest, fees, costs, reimbursable expenses and indemnification obligations accruing or arising under or in connection with the Original Credit Agreement and the Second Amended and Restated Credit Agreement which remain unpaid and outstanding as of the Restatement Effective Date shall be and remain outstanding and payable as an obligation under this Credit Agreement and the other Loan Documents; provided that no Lender hereunder which was not an Original Lender shall be liable for any obligation or indemnification of Lenders under the Second Amended and Restated Credit Agreement or the Original Credit Agreement.

         1.4 Confirmation of Existing Obligations.

         The Borrower hereby reaffirms and admits the validity and enforceability of this Credit Agreement and the other Loan Documents and all of its obligations hereunder and thereunder and agrees and admits that, as of the date hereof, it has no defenses to, or offsets or counterclaims against, any of its obligations to the Secured Parties under the Loan Documents of any kind whatsoever.

                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

         2.1 Term Loan Commitments. Subject to the terms and conditions hereof,
(a) each Tranche A Term Loan Lender severally agrees to purchase a term loan (a "Tranche A Term Loan") from the Original Lenders on the Restatement Effective Date in an amount not to exceed the amount of the Tranche A Term Loan Commitment of such Lender and (b) each Tranche B Term Loan Lender severally agrees to purchase a term loan (a "Tranche B Term Loan") from the Original Lenders on the Restatement Effective Date in an amount not to exceed the amount of the Tranche B Term Loan Commitment of such Lender. The Term Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.13.

         2.2 Procedure for Term Loan Assignment. The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, one Business Day prior to the anticipated Restatement Effective Date) requesting that the Term Loan Lenders purchase the Term Loans on the Restatement Effective Date and specifying the amount of Term Loans available for purchase. The Term Loans purchased by the Lenders on the Restatement Effective Date shall initially be Base Rate Loans, and prior to the Syndication Date, no Term Loan may be converted into or continued as a Eurodollar Loan having an Interest Period in excess of one month. Upon receipt of such notice the Administrative Agent shall promptly notify each Term Loan Lender thereof. Not later than 12:00 Noon, New York City time, on the Restatement Effective Date each Term Loan Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan or Term Loans to be acquired by such Lender.

         2.3 Repayment of Term Loans(a) . (a) The Tranche A Term Loan of each Tranche A Term Loan Lender shall mature in 16 consecutive quarterly installments, commencing on June 30, 2002, each of which shall be in an amount equal to such Lender's Tranche A Term Loan Percentage multiplied by the amount set forth below opposite such installment:

Installment                                  Principal Amount
-----------                                  ----------------
June 30, 2002                                $3,750,000
September 30, 2002                           $3,750,000
December 31, 2002                            $3,750,000
March 31, 2003                               $3,750,000
June 30, 2003                                $4,500,000
September 30, 2003                           $4,500,000
December 31, 2003                            $4,500,000
March 31, 2004                               $4,500,000
June 30, 2004                                $5,250,000
September 30, 2004                           $5,250,000
December 31, 2004                            $5,250,000
March 31, 2005                               $5,250,000
June 30, 2005                                $5,250,000
September 30, 2005                           $5,250,000
December 31, 2005                            $5,250,000
March 31, 2006                               $5,250,000

         (b) The Tranche B Term Loan of each Tranche B Term Loan Lender shall mature in 24 consecutive quarterly installments, commencing on June 30, 2002, each of which shall be in an amount equal to such Lender's Tranche B Term Loan Percentage multiplied by the amount set forth below opposite such installment:

Installment                                  Principal Amount
-----------                                  ----------------
June 30, 2002                                $1,412,500
September 30, 2002                           $1,412,500
December 31, 2002                            $1,412,500
March 31, 2003                               $1,412,500
June 30, 2003                                $1,412,500
September 30, 2003                           $1,412,500
December 31, 2003                            $1,412,500
March 31, 2004                               $1,412,500
June 30, 2004                                $1,412,500
September 30, 2004                           $1,412,500
December 31, 2004                            $1,412,500
March 31, 2005                               $1,412,500
June 30, 2005                                $1,412,500
September 30, 2005                           $1,412,500
December 31, 2005                            $1,412,500
March 31, 2006                               $1,412,500

Installment                                  Principal Amount
-----------                                  ----------------
June 30, 2006                                $1,412,500
September 30, 2006                           $1,412,500
December 31, 2006                            $1,412,500
March 31, 2007                               $1,412,500
June 30, 2007                                $107,350,000
September 30, 2007                           $107,350,000
December 31, 2007                            $161,025,000
March 31, 2008                               $161,025,000

         2.4 Revolving Credit Commitments(a) . (a) Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Credit Percentage of the sum of (i) the L/C Obligations then outstanding and
(ii) the aggregate principal amount of the Swing Line Loans then outstanding, does not exceed the amount of such Lender's Revolving Credit Commitment. During the Revolving Credit Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Credit Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.13, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Scheduled Revolving Credit Termination Date.

         (b) The Borrower shall repay all outstanding Revolving Credit Loans on the Revolving Credit Termination Date.

         2.5 Procedure for Revolving Credit Borrowing. The Borrower may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice in a Notice of Borrowing (which Notice of Borrowing must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans), specifying (i) the amount and Type of Revolving Credit Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the length of the initial Interest Period therefor. Any Revolving Credit Loans made or outstanding on the Restatement Effective Date shall initially be Base Rate Loans, and prior to the Syndication Date, no Revolving Credit Loan may be made as, converted into or continued as a Eurodollar Loan having an Interest Period in excess of one month. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $1,000,000 or a whole multiple in excess thereof (or, if the then aggregate Available Revolving Credit Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $5,000,000 or a $1,000,000 multiple in excess thereof; provided, that the Swing Line Lender may request, on behalf of the Borrower, borrowings under the Revolving Credit Commitments which are Base Rate Loans in other amounts pursuant to Section 2.7. Upon receipt of any such Notice of Borrowing from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent in like funds as received by the Administrative Agent.

         2.6 Swing Line Commitment. (a) Subject to the terms and conditions hereof, the Swing Line Lender agrees to make available to the Borrower a portion of the credit otherwise available to the Borrower under the Revolving Credit Commitments from time to time during the Revolving Credit Commitment Period by making swing line loans ("Swing Line Loans") to the Borrower; provided that (i) the aggregate principal amount of Swing Line Loans outstanding at any time shall not exceed the Swing Line Commitment then in effect (notwithstanding that the Swing Line Loans outstanding at any time, when aggregated with the Swing Line Lender's other outstanding Revolving Credit Loans hereunder, may exceed the Swing Line Commitment then in effect) and (ii) the Borrower shall not request, and the Swing Line Lender shall not make, any Swing Line Loan if, after giving effect to the making of such Swing Line Loan, the aggregate amount of the Available Revolving Credit Commitments would be less than zero. During the Revolving Credit Commitment Period, the Borrower may use the Swing Line Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swing Line Loans shall be Base Rate Loans only.

         (b) The Borrower shall repay all outstanding Swing Line Loans on the Revolving Credit Termination Date.

         2.7 Procedure for Swing Line Borrowing; Refunding of Swing Line Loans.
(a) Whenever the Borrower desires that the Swing Line Lender make Swing Line Loans it shall give the Swing Line Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swing Line Lender not later than 1:00 P.M., New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Revolving Credit Commitment Period). Each borrowing under the Swing Line Commitment shall be in an amount equal to $500,000 or a $100,000 multiple of in excess thereof. Not later than 3:00 P.M., New York City time, on the Borrowing Date specified in a notice in respect of Swing Line Loans, the Swing Line Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of the Swing Line Loan to be made by the Swing Line Lender. The Administrative Agent shall make the proceeds of such Swing Line Loan available to the Borrower on such Borrowing Date.

         (b) The Swing Line Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swing Line Lender to act on its behalf), on one Business Day's notice given by the Swing Line Lender no later than 12:00 Noon, New York City time, request each Revolving Credit Lender to make, and each Revolving Credit Lender hereby agrees to make, a Revolving Credit Loan, in an amount equal to such Revolving Credit Lender's Revolving Credit Percentage of the aggregate amount of the Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date of such notice, to repay the Swing Line Lender. Each Revolving Credit Lender shall make the amount of such Revolving Credit Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 10:00 A.M., New York City time, one Business Day after the date of such notice. The proceeds of such Revolving Credit Loans shall be immediately made available by the Administrative Agent to the Swing Line Lender for application by the Swing Line Lender to the repayment of the Refunded Swing Line Loans. The Borrower irrevocably authorizes the Swing Line Lender to charge the Borrower's accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swing Line Loans to the extent amounts received from the Revolving Credit Lenders are not sufficient to repay in full such Refunded Swing Line Loans.

         (c) If prior to the time a Revolving Credit Loan would have otherwise been made pursuant to Section 2.7(b), one of the events described in Section 8(f) shall have occurred and be continuing with respect to the Borrower or if for any other reason, as determined by the Swing Line Lender in its sole discretion, Revolving Credit Loans may not be made as contemplated by Section 2.7(b), each Revolving Credit Lender shall, on the date such Revolving Credit Loan was to have been made pursuant to the notice referred to in Section 2.7(b) (the "Refunding Date"), purchase for cash an undivided participating interest in the then outstanding Swing Line Loans by paying to the Swing Line Lender an amount (the "Swing Line Participation Amount") equal to (i) such Revolving Credit Lender's Revolving Credit Percentage times (ii) the sum of the aggregate principal amount of Swing Line Loans then outstanding which were to have been repaid with such Revolving Credit Loans.

         (d) Whenever, at any time after the Swing Line Lender has received from any Revolving Credit Lender such Lender's Swing Line Participation Amount, the Swing Line Lender receives any payment on account of the Swing Line Loans, the Swing Line Lender will distribute to such Revolving Credit Lender its Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Revolving Credit Lender's pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swing Line Loans then due); provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Revolving Credit Lender will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.

         (e) Each Revolving Credit Lender's obligation to make the Loans referred to in Section 2.7(b) and to purchase participating interests pursuant to Section 2.7(c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender or the Borrower may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other

Revolving Credit Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

         2.8 Repayment of Loans; Evidence of Indebtedness. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the appropriate Revolving Credit Lender or Term Loan Lender, as the case may be, (i) the then unpaid principal amount of each Revolving Credit Loan of such Revolving Credit Lender on the Revolving Credit Termination Date (or such earlier date on which the Loans become due and payable pursuant to Section
8), (ii) the then unpaid principal amount of each Swing Line Loan of such Swing Line Lender on the Revolving Credit Termination Date (or such earlier date on which the Loans become due and payable pursuant to Section 8) and (iii) the principal amount of each Term Loan of such Term Loan Lender in installments according to the amortization schedule set forth in Section 2.3 (or on such earlier date on which the Loans become due and payable pursuant to Section 8). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in
Section 2.15.

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

         (c) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 10.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and
(iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

         (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.8(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

         (e) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing any Term Loans, Revolving Credit Loans or Swing Line Loans, as the case may be, of such Lender, substantially in the forms of Exhibit G-1, G-2 or G-3, respectively, with appropriate insertions as to date and principal amount (such notes, respectively, "Term Notes", "Revolving Credit Notes" and the "Swing Line Note").

         2.9 Commitment Fees, etc. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the Restatement Effective Date to the last day of the Revolving Credit Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date, commencing on the first of such dates to occur after the date hereof.

         (b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates from time to time agreed to in writing by the Borrower and the Administrative Agent including, without limitation, pursuant to the Fee Letter.

         2.10 Termination or Reduction of Revolving Credit Commitments. The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments; provided that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans and Swing Line Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Credit Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Credit Commitments then in effect.

         2.11 Optional Prepayments. (a) The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of Base Rate Loans, which notice shall
(i) designate whether the Borrower is prepaying Revolving Credit Loans and/or Term Loans and (ii) specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or Base Rate Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.21. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Credit Loans (unless all Revolving Credit Loans are being repaid and the Revolving Credit Commitments terminated) that are Base Rate Loans and Swing Line Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and Revolving Credit Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple in excess thereof. Partial prepayments of Swing Line Loans shall be in an aggregate principal amount of $100,000 or a whole multiple in excess thereof.

         2.12 Mandatory Prepayments and Commitment Reductions. (a) Unless the Required Prepayment Lenders shall otherwise agree, subject to Section 2.18(d), if any Capital Stock shall be issued, or Indebtedness incurred, by the Borrower or any of its Subsidiaries (excluding any Indebtedness incurred in accordance with Sections 7.2(a)-(g) and (i)-(p) as in effect on the date of this Agreement, the proceeds of which are used in compliance with the applicable requirements thereof), an amount equal to, in the case of the issuance of Capital Stock, 50% of the Net Cash Proceeds thereof (other than Excluded Proceeds) or, in the case of the incurrence of such Indebtedness, 100% of the Net Cash Proceeds thereof (other than

Excluded Proceeds) shall be applied on the date of such issuance or incurrence toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.12(d).

         (b) Unless the Required Prepayment Lenders shall otherwise agree, subject to Section 2.18(d), if on any date the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds shall be applied on such date toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.12(d); provided that on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.12(d).

         (c) Unless the Required Prepayment Lenders shall otherwise agree, subject to Section 2.18(d), if, for any fiscal year of the Borrower commencing with the fiscal year ending December 31, 2002, there shall be Excess Cash Flow, the Borrower shall or shall cause the applicable Subsidiary to, on the relevant Excess Cash Flow Application Date, apply 50% of such Excess Cash Flow toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.12(d). Each such prepayment and commitment reduction shall be made on a date (an "Excess Cash Flow Application Date") no later than five days after the earlier of (i) the date on which the financial statements of the Borrower referred to in Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.

         (d) Subject to Section 2.18, amounts to be applied in connection with prepayments and Commitment reductions made pursuant to this Section 2.12 shall be applied, first, to the prepayment of the Term Loans, second, to reduce permanently the Revolving Credit Commitments and, third, to the Borrower or such other Person as shall be lawfully entitled thereto. Any such reduction of the Revolving Credit Commitments shall be accompanied by prepayment of the Revolving Credit Loans and/or Swing Line Loans to the extent, if any, that the Total Revolving Extensions of Credit exceed the amount of the Total Revolving Credit Commitments as so reduced, provided that if the aggregate principal amount of Revolving Credit Loans and Swing Line Loans then outstanding is less than the amount of the Total Revolving Credit Commitments as so reduced (because L/C Obligations constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in immediately available funds in a cash collateral account established with the Administrative Agent for the benefit of the Secured Parties on terms and conditions satisfactory to the Administrative Agent (and the Borrower hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a continuing security interest in all amounts at any time on deposit in such cash collateral account to secure all L/C Obligations from time to time outstanding and all other Obligations). If at any time the Administrative Agent determines that any funds held in such cash collateral account are subject to any right or claim of any Person other than the Administrative Agent and the Secured Parties or that the total amount of such funds is less than the amount of such excess, the Borrower shall, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in such cash collateral account, an amount equal to the excess of (a) the amount of such excess over (b) the total amount of funds, if any, then held in such cash collateral account that the Administrative Agent determines to be free and clear of any such right and claim. The application of any prepayment pursuant to
Section 2.11 and this Section 2.12 shall be made, first, to Base Rate Loans and, second, to Eurodollar Loans. Each prepayment of the Loans under Section 2.11 and this Section 2.12 (except in the case of Revolving Credit Loans (unless the Revolving Credit Loans are being repaid in full and the Revolving Credit Commitments terminated) that are Base Rate Loans and Swing Line Loans) shall be accompanied by accrued interest to the date of such prepayment to the applicable Lender on the amount prepaid.

         2.13 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no Base Rate Loan under a particular Facility may be converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

         (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan under a particular Facility may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations or
(ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

         2.14 Minimum Amounts and Maximum Number of Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a $1,000,000 multiple in excess thereof and (b) no more than ten Eurodollar Tranches shall be outstanding at any one time.

         2.15 Interest Rates and Payment Dates(a) . (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

         (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

         (c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans and Reimbursement Obligations (whether or not overdue) shall bear interest at a rate per annum that is equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2.0% or (y) in the case of Reimbursement Obligations, the rate applicable to Base Rate Loans under the Revolving Credit Facility plus 2.0%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans under the relevant Facility plus 2.0% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to Base Rate Loans under the Revolving Credit Facility plus 2.0%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (after as well as before judgment).

         (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

         2.16 Computation of Interest and Fees. (a) Interest, fees and commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

         (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.15(a).

         2.17 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                  (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                  (b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then current Interest Period with respect thereto, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

         2.18 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Tranche A Term Loan Percentages, Tranche B Term Loan Percentages, or Revolving Credit Percentages, as the case may be, of the relevant Lenders. Subject to Section 2.18(c), each payment (other than prepayments) in respect of principal or interest in respect of the Loans, and each payment in respect of fees or expenses payable hereunder shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective amounts then due and owing to the Lenders. The application of any prepayment pursuant to this Section 2.18 shall be made, first, to Base Rate Loans and, second, to Eurodollar Loans.

         (b) Each mandatory prepayment required by Section 2.12 to be applied to Term Loans shall be allocated among the Term Loan Facilities pro rata according to the respective outstanding principal amounts of Term Loans under such Facilities. Each optional prepayment in respect of the Term Loans shall be allocated among the Term Loan Facilities pro rata according to the respective outstanding principal amounts of Term Loans under such Facilities. Each payment (including each prepayment) of the Term Loans outstanding under any Term Loan Facility shall be allocated among the Term Loan Lenders holding such Term Loans pro rata based on the principal amount of such Term Loans held by such Term Loan Lenders, and shall be applied to the installments of such Term Loans pro rata based on the remaining outstanding principal amount of such installments. Amounts prepaid on account of the Term Loans may not be reborrowed.

         (c) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the Revolving Credit Lenders. Each payment in respect of Reimbursement Obligations in connection with any Letter of Credit shall be made to the Issuing Lender.

         (d) Notwithstanding anything to the contrary in Sections 2.11 or 2.12 or this Section 2.18, so long as any Tranche A Term Loans are outstanding, each Tranche B Term Loan Lender may, at its option, decline up to 100% of the portion of any optional prepayment or mandatory payment applicable to the Tranche B Term Loans of such Lender; accordingly, with respect to the amount of any optional prepayment described in Section 2.11 or mandatory prepayment described in
Section 2.12 that is allocated to Tranche B Term Loans (such amounts, the "Tranche B Prepayment Amount", at any time when Tranche A Term Loans remain outstanding, the Borrower will, (i) in the case of any optional prepayment which the Borrower wishes to make, not later than 10 Business Days prior to the date on which the Borrower wishes to make such optional prepayment, and (ii) in the case of any mandatory prepayment required to be made pursuant to Section 2.12, in lieu of applying such amount to the prepayment of Tranche B Term Loans, as provided in Sections 2.12(d) and 2.18(b), on the date specified in Section 2.12 for such prepayment, (x) deposit such amount in a cash collateral account opened by the Administrative Agent pending application of such amount in accordance with this Section 2.18(d), and (y) give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent prepare and provide to each Tranche B Term Loan Lender a Prepayment Option Notice as described below. As promptly as practicable after receiving such notice from the Borrower, the Administrative Agent will send to each Tranche B Term Loan Lender a Prepayment Option Notice, which shall include an offer by the Borrower to prepay on the date (each a "Prepayment Date") that is 10 Business Days after the date of the Prepayment Option Notice, the relevant Term Loans of such Lender by an amount equal to the portion of the Prepayment Amount indicated in such Lender's Prepayment Option Notice as being applicable to such Lender's Tranche B Term Loans. On the Prepayment Date, (i) the Administrative Agent shall apply from the amount deposited in the cash collateral account pursuant to this
Section 2.18(d) the aggregate amount necessary to prepay that portion of the outstanding relevant Term Loans in respect of which Tranche B Term Loan Lenders have accepted prepayment as described above (each, an "Accepting Lender"), and such amount shall be applied to reduce the Tranche B Prepayment Amounts with respect to each Accepting Lender and (ii) the Administrative Agent shall apply from the amount deposited in the cash collateral account pursuant to this
Section 2.18(d) an amount equal to 100% of the portion of the Tranche B Prepayment Amount not accepted by the Tranche B Term Loan Lenders and such amount shall be applied to the prepayment of the Tranche A Term Loans; provided that if the amount held in such cash collateral account is less than the total amount required to be paid pursuant to clauses (i) and (ii) of this sentence, the Borrower shall pay to the Administrative Agent, on the Prepayment Date, in immediately available funds an amount equal to the difference between such amounts. The Borrower hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a continuing security interest in all amounts at any time on deposit in such cash collateral account to secure all Obligations from time to time outstanding.

         (e) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 2:00 p.m., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Payment Office, in

Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

         (f) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans under the relevant Facility, on demand, from the Borrower.

         (g) Subject to Section 2.18(d), unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment being made hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days of such required date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

         2.19 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                  (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.20 and changes in the rate of tax on the overall net income of such Lender);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                  (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender on an after-tax basis for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

         (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender on an after-tax basis for such reduction; provided that the Borrower shall not be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than six months prior to the date that such Lender notifies the Borrower of such Lender's intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect. Any Lender claiming compensation under this Section 2.19 shall furnish to the Borrower and the Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

         (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         2.20 Taxes. (a) All payments made by the Borrower under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise and excise taxes (imposed in lieu of net income taxes) imposed on the Arranger, any Agent or any Lender as a result of a present or former connection between the Arranger, such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Arranger's, such Agent's or such Lender's having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Arranger, any Agent or any Lender hereunder, the amounts so payable to the Arranger, such Agent or such Lender shall be increased to the extent necessary to yield to the Arranger, such Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts that would have been received hereunder had such withholding not been required; provided, however, that the Borrower or a Subsidiary Guarantor shall not be required to increase any such amounts payable to the Arranger, any Agent or any Lender with respect to any Non-Excluded Taxes
(i) that are attributable to the Arranger's, such Agent's or such Lender's failure or inability to comply with the requirements of paragraph (f) of this Section, or (ii) that are United States withholding taxes imposed on amounts payable to the Arranger, such Agent or such Lender at the time the Arranger, such Agent or such Lender becomes a party to this Agreement, except to the extent that the Arranger's, such Agent's or such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower or a Subsidiary Guarantor with respect to such Non-Excluded Taxes pursuant to this Section 2.20(a). The Borrower or the applicable Subsidiary Guarantor shall make any required withholding and pay the full amount withheld to the relevant tax authority or other Governmental Authority in accordance with applicable Requirements of Law.

         (b) The Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Requirements of Law.

         (c) The Borrower shall indemnify the Arranger, each Agent and any Lender for the full amount of Non-Excluded Taxes or Other Taxes arising in connection with payments made under this Agreement (including, without limitation, any Non-Excluded Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.20) paid by the Arranger, such Agent or Lender or any of their respective Affiliates and any liability (including penalties, additions to tax interest and expenses) arising therefrom or with respect thereto. Payment under this indemnification shall be made within ten days from the date the Arranger, any Agent or any Lender or any of their respective Affiliates makes written demand therefor.

         (d) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for the account of the Arranger or the relevant Agent or Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof.

         (e) The agreements in this Section 2.20 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         (f) Each Lender (or Transferee) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (and, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest," a statement substantially in the form of
Exhibit I to the effect that such Lender is eligible for a complete exemption from withholding of U.S. taxes under Section 871(h) or 881(c) of the Code and a Form W-8BEN, or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower or any Guarantor under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

         (g) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payment under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

         2.21 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment or conversion of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and Letters of Credit and all other amounts payable hereunder.

         2.22 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.21.

         2.23 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.19, 2.20(a) or
2.22 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.19, 2.20(a) or 2.22.

                          SECTION 3. LETTERS OF CREDIT

         3.1 L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in Section 3.4(a), agrees to issue standby letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day prior to the date which is five Business Days prior to the

Scheduled Revolving Credit Termination Date in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Credit Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date which is five Business Days prior to the Scheduled Revolving Credit Termination Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause
(y) above).

         (b) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

         3.2 Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein (with a copy to the Administrative Agent) an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit and any amendment thereto (including the amount thereof).

         3.3 Fees and Other Charges. (a) The Borrower will pay a fee on the aggregate drawable amount of each outstanding Letter of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Credit Facility, shared ratably among the Revolving Credit Lenders and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date of such Letter of Credit. In addition, the Borrower shall pay to the Issuing Lender for its own account a fronting fee on the aggregate drawable amount of each outstanding Letter of Credit calculated at a rate per annum to be agreed upon by the Borrower and the Issuing Lender, payable quarterly in arrears on each L/C Fee Payment Date after the issuance date of such Letter of Credit.

         (b) In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.


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

         3.4 L/C Participations(a) . (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender, regardless of the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, upon demand, at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Credit Percentage of the amount of such draft, or any part thereof, that is not so reimbursed.

         (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans under the Revolving Credit Facility. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

         (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

         3.5 Reimbursement Obligation of the Borrower. The Borrower agrees to reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment (the amounts described in the foregoing clauses (a) and (b) in respect of any drawing, collectively, the "Payment Amount"). Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds. Interest shall be payable on each Payment Amount from the date of the applicable payment by the Issuing Lender until payment in full at the rate set forth in (i) until the second Business Day following the date of the applicable payment by the Issuing Lender, Section 2.15(b) and (ii) thereafter, Section 2.15(c). Each drawing under any Letter of Credit shall (unless an event of the type described in clause (i) or (ii) of Section 8(f) shall have occurred and be continuing with respect to the Borrower, in which case the procedures specified in Section 3.4 for funding by L/C Participants shall apply) constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to Section 2.5 of Base Rate Loans (or, at the option of the Administrative Agent and the Swing Line Lender in their sole discretion, a borrowing pursuant to Section 2.7 of Swing Line Loans) in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the first date on which a borrowing of Revolving Credit Loans (or, if applicable, Swing Line Loans) could be made, pursuant to
Section 2.5 (or, if applicable, Section 2.7), if the Administrative Agent had received a notice of such borrowing at the time of such drawing under such Letter of Credit.

         3.6 Obligations Absolute. The Borrower's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in accordance with the standards or care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

         3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.


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

         3.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this
Section 3, the provisions of this Section 3 shall apply.

                   SECTION 4. REPRESENTATIONS AND WARRANTIES

         To induce the Arranger, the Agents and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Arranger, each Agent and each Lender that:

         4.1 Financial Condition. (a) The unaudited pro forma consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 2001 (including the notes thereto) (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to, without duplication,
(i) the consummation of the Refinancing, (ii) the Loans to be made, if any, and the Senior Notes to be issued on the Restatement Effective Date and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to the Borrower as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated financial position of Borrower and its consolidated Subsidiaries as at December 31, 2001, assuming that the events specified in the preceding sentence had actually occurred at such date.

         (b) The audited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at December 31, 2001, December 31, 2000 and December 31, 1999, and the related combined and consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by a report from Arthur Andersen LLP or other independent certified public accountants of nationally recognized standing, present fairly, on the basis disclosed in the footnotes to such financial statement, the combined and consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the combined and consolidated results of its operations and its combined and consolidated cash flows for the respective fiscal years then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). The Borrower and its Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements (or in the notes thereto) referred to in this paragraph. During the period from December 31, 2001 to and including the date hereof there has been no Disposition by the Borrower and its Consolidated Subsidiaries of any material part of its business or Property.

         4.2 No Change. Since December 31, 2001, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

         4.3 Corporate Existence; Compliance with Law. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged,
(c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         4.4 Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder. Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Refinancing and the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect, (ii) the filings referred to in Section 4.19 and (iii) such other consents, authorizations, filings or notices which are not, in the aggregate, material thereto and which, in any event, do not affect the enforceability of the Credit Agreement or any of the other Loan Documents or the creation, perfection or enforcement of any of the Liens created by any of the Security Documents. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         4.5 No Legal Bar. The execution, delivery and performance of this Agreement, the other Loan Documents and the Senior Note Documentation, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.


         4.6 No Material Litigation. Except as set forth in Schedule 4.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or
(b) that could reasonably be expected to be determined adversely to the Borrower or its Subsidiaries, and, if so determined, could reasonably be expected to have a Material Adverse Effect.

         4.7 No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         4.8 Ownership of Property; Liens. Each of the Borrower and its Subsidiaries is the sole owner of, and has good and insurable title in fee simple to, or a valid leasehold interest in, all its Real Estate, and good title to, or a valid leasehold interest in, all its other Property, and none of such Property is subject to any claims, liabilities, obligations, charges or restriction of any kind, nature or description, or to any Lien except for any Permitted Lien. None of the Pledged Stock is subject to any Lien except for Permitted Liens.

         4.9 Intellectual Property. The Borrower and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. To the knowledge of the Borrower, no material claim has been asserted or is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does the Borrower know of any valid basis for any such claim. To the knowledge of the Borrower, the use of Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person in any respect that could reasonably be expected to have a Material Adverse Effect.

         4.10 Taxes. Each of the Borrower and each of its Subsidiaries has filed or caused to be filed all federal, state and other tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than any taxes, (i) the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be (ii) which are not yet delinquent or (iii) that if unpaid could not reasonably be expected to have a Material Adverse Effect); the contents of all such tax returns are correct and complete in all respects, no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge except as set forth on Schedule 4.10.

         4.11 Federal Regulations. No part of the proceeds of the Loans or Letters of Credit will be used for purchasing or carrying any "margin stock" (within the meaning of Regulation U) or for the purpose of purchasing, carrying or trading in any securities under such circumstances as to involve the Borrower in a violation of Regulation X or to involve any broker or dealer in a violation of Regulation T. No indebtedness being reduced or retired out of the proceeds of the Loans or Letters of Credit was or will be incurred for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U). Following application of the proceeds of the Loans and Letters of Credit, "margin stock" (within the meaning of Regulation U) does not constitute more than 25% of the value of the assets of the Borrower and


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

its Subsidiaries. None of the transactions contemplated by this Agreement (including, without limitation, the direct and indirect use of proceeds of the Loans and Letters of Credit) will violate or result in a violation of Regulation T, Regulation U or Regulation X. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in Regulation U.

         4.12 Labor Matters. There are no strikes, stoppages, slowdowns or other labor disputes against the Borrower or any of its Subsidiaries pending or, to the knowledge of or the Borrower, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from the Borrower or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Borrower or the relevant Subsidiary.

         4.13 ERISA. (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA), whether or not waived, has occurred with respect to any Plan; (ii) each Plan has been maintained, operated and funded in all material respects with its terms and all applicable provisions of all applicable law including, without limitation, ERISA and the Code; (iii) no termination of a Single Employer Plan has occurred, no notice of intent to terminate has been distributed with respect to any Single Employer Plan, and the PBGC has not instituted proceedings to terminate any Single Employer Plan; (iv) no Lien in favor of the PBGC or a Plan has arisen or is or was reasonably expected to arise; (v) the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA) has not occurred with respect to any Plan; (vi) no Multiple Employer Plan has been terminated; (vii) no event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan has existed; (viii) the conditions for imposition of a lien under Section 302(f) of ERISA have not existed with respect to any Plan; (ix) no amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA has been adopted; and (x) no event or condition has occurred or exists or has existed as a result of which any of the foregoing could reasonably be expected to occur.

         (b) The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount.

         (c) During the five-year period prior to the date on which this representation is made or deemed made, (i) neither any Loan Party nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan or Multiple Employer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA,


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

(ii) no such Multiemployer Plan or Multiple Employer Plan is or has been in Reorganization, Insolvent or Terminated, and (iii) no event or condition has occurred, or exists or has existed as a result of which any of the foregoing could reasonably be expected to occur. Neither any Loan Party nor any Commonly Controlled Entity would become subject to any material liability under ERISA if any Loan Party or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made.

         (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject any Loan Party or any Commonly Controlled Entity to any material liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Loan Party or any Commonly Controlled Entity has agreed or is required to indemnify any Person against any such liability.

         (e) Neither any Loan Party nor any Commonly Controlled Entity has any material liability with respect to "expected post-retirement benefit obligations" within the meaning of the Financial Accounting Standards Board Statement 106. Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects of such sections.

         (f) Neither the execution and delivery of this Credit Agreement nor the consummation of the financing transactions contemplated thereunder will involve any transaction which is subject to the prohibitions of Sections 404, 406 or 407 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code.

         4.14 Investment Company Act; Other Regulations. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X) which limits or conditions its ability to incur Indebtedness.

         4.15 Subsidiaries(a) . (a) The Subsidiaries listed on Schedule 4.15(a) constitute all the Subsidiaries of the Borrower as of the Restatement Effective Date. Schedule 4.15(a) sets forth as of the Restatement Effective Date the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage and number of each class of Capital Stock owned by the Borrower and its Subsidiaries.

         (b) There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Subsidiary, except as disclosed on
Schedule 4.15(b). Except as disclosed on Schedule 4.15(b), none of the Borrower or any of its Subsidiaries has issued, or authorized the issuance of, any Disqualified Stock.


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

         4.16 Use of Proceeds. The proceeds of the Revolving Credit Loans, the Swing Line Loans and the Letters of Credit, shall be used on the Restatement Effective Date to finance a portion of the Refinancing, to pay related fees and expenses and, thereafter for general corporate purposes of the Borrower and the Subsidiary Guarantors in the ordinary course of business, including, without limitation, Investments permitted under Section 7.8, Capital Expenditures permitted under Section 7.7 and repayments of Indebtedness permitted under
Section 7.9.

         4.17 Environmental Matters. Other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

                  (a) the Borrower and its Subsidiaries: (i) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws and Environmental Permits; and (ii) reasonably believe that compliance with all applicable Environmental Laws and Environmental Permits that are or are expected to become applicable to or required by any of them will be timely attained and maintained, without material expense.

                  (b) Materials of Environmental Concern are not present at, on, under, in, or about any real property now or formerly owned, leased or operated by the Borrower or any of its Subsidiaries, or at any other location (including, without limitation, any location to which Materials of Environmental Concern have been transported for re-use or recycling or for treatment, storage, or disposal) which could reasonably be expected to (i) give rise to liability of the Borrower or any of its Subsidiaries under any applicable Environmental Law or otherwise result in costs to the Borrower or any of its Subsidiaries, or (ii) interfere with the Borrower's or any of its Subsidiaries' continued operations, or (iii) impair the fair saleable value of any real property owned or leased by the Borrower or any of its Subsidiaries.

                  (c) There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law or Environmental Permit to which the Borrower or any of its Subsidiaries is, or to the knowledge of the Borrower will be, named as a party that is pending or, to the knowledge of the Borrower, threatened.

                  (d) Neither the Borrower nor any of its Subsidiaries has received any written request for information, or been notified that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or with respect to any Materials of Environmental Concern.

                  (e) Neither the Borrower nor any of its Subsidiaries has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with or liability under any Environmental Law.


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

                  (f) Neither the Borrower nor any of its Subsidiaries has assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Material of Environmental Concern.

         4.18 Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished to the Arranger, the Agents or the Lenders or any of them, by or on behalf of the Borrower or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement), any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and written statements furnished to the Arranger, the Agents and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

         4.19 Security Documents. (a) The Guarantee and Security Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid, binding and enforceable security interest in the Collateral described therein and proceeds and products thereof. In the case of the Pledged Stock, as of the date when any stock certificates representing such Pledged Stock were delivered to the Administrative Agent, and in the case of the other Collateral described in the Guarantee and Security Agreement, as of the date when financing statements in appropriate form were filed in the offices specified on Schedule 4.19(a)-1 and such other filings as are specified on
Schedule 3 to the Guarantee and Security Agreement were made, the Lien and security interest granted pursuant to the Guarantee and Security Agreement constituted, and such Lien and security interest continue to constitute, a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds and products thereof, as security for the Obligations (as defined in the Guarantee and Security Agreement), in each case prior and superior in right to any other Person (except Permitted Liens). Schedule 4.19(a)-2 lists each UCC financing statement that (i) names any Loan Party as debtor (ii) will remain on file after the Restatement Effective Date and (iii) names any Person other than the Administrative Agent as the Secured Party. Schedule 4.19(a)-3 lists each UCC financing statement that
(i) names any Loan Party as debtor and (ii) will be terminated on or prior to the Restatement Effective Date; and on or prior to the Restatement Effective Date, the Borrower will have delivered to the Administrative Agent, or caused to be filed, duly completed UCC termination statements, signed by the relevant secured party, in respect of each such UCC financing statement.



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

         (b) Each of the Mortgages is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid, binding and enforceable Lien on, and security interest in, the Mortgaged Properties described, and as defined, therein and proceeds and products thereof, and as of the date when each Mortgage was or is filed in the office specified on
Schedule 4.19(b), each such Mortgage constitutes or shall constitute a fully perfected Lien on, and security interest in, all of the Mortgaged Properties and the proceeds and products thereof, as security for the Obligations, in each case prior and superior in right to any other Person.

         (c) The Intellectual Property Security Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid, binding and enforceable security interest in the Intellectual Property Collateral described therein and proceeds and products thereof. The Intellectual Property Security Agreement constitutes a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property Collateral and the proceeds and products thereof, as security for the Obligations (as defined in the Guarantee and Security Agreement), in each case prior and superior in right to any other Person (except Permitted Liens).

         4.20 Solvency. Each Loan Party is, and after giving effect to the Refinancing and the incurrence of all Indebtedness and obligations being incurred in connection with the Loan Documents and the Refinancing will be, and will continue to be, Solvent.

         4.21 Regulation H. No Mortgage encumbers improved real property which is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

         4.22 Insurance. Each of the Borrower and its Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; and none of the Borrower or any of its Subsidiaries (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe (other than general concerns regarding world events) that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that could not reasonably be expected to have a Material Adverse Effect.

         4.23 Real Estate. (a) As of the Restatement Effective Date, Schedule 4.23(a) sets forth a true, complete and correct list of all Real Estate, including a brief description thereof, including, in the case of leases, the street address, landlord name, tenant name, guarantor name, current rent amount, lease date and lease expiration date. The Borrower has delivered to the Administrative Agent true, complete and correct copies of all such leases.

         (b) All Real Estate and the current use thereof complies with all applicable Requirements of Law (including building and zoning ordinances and codes), and the Borrower and its Subsidiaries are not non-conforming users of such Real Estate, and with all Insurance Requirements, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.


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

         (c) No Taking has been commenced or, to the best of the Borrower's knowledge, is contemplated with respect to all or any portion of the applicable Mortgaged Property or for the relocation of roadways providing access to such Mortgaged Property.

         (d) There are no current, pending or, to the best knowledge of the Borrower, proposed special or other assessments for public improvements or otherwise affecting any Real Estate, nor are there any contemplated improvements to such Real Estate that may result in such special or other assessments.

         (e) None of the Borrower or any of its Subsidiaries has suffered, permitted or initiated the joint assessment of any Real Estate (including any joint assessment of Mortgaged Property with Real Estate that is not Mortgaged Property) with any other real property constituting a separate tax lot. Each owned Real Estate (including each Mortgaged Property) is comprised of one or more parcels, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot. Each Mortgaged Property constitutes the entire operational facility at that location, and is legally and operationally complete and sufficient in itself, without reference to any Real Estate not included in the Mortgaged Property.

         (f) Each of the Borrower and its Subsidiaries has obtained all permits (including assembly permits), licenses, variances and certificates required by Requirements of Law to be obtained by such Person and necessary to the use and operation of each Real Estate, except where the failure to have such permits, licenses, variances and certificates could not reasonably be expected to have a Material Adverse Effect. The use being made of each Real Estate is in conformity with the certificate of occupancy and/or such other permits, licenses, variances and certificates for such Real Estate and any other reciprocal easement agreements restrictions, covenants or conditions affecting such Real Estate, except where the failure to have such permits, licenses, variances and certificates could not reasonably be expected to have a Material Adverse Effect.

         (g) Except as set forth on Schedule 4.23(g), on the Restatement Effective Date each Mortgaged Property is free from structural defects and all building systems contained therein are in good working order and condition, ordinary wear and tear excepted, suitable for the purposes for which they are currently being used.

         (h) No Person has any possessory interest in any Mortgaged Property or right to occupy any Mortgaged Property (other than pursuant to the Space Leases) except the Borrower and its Subsidiaries. Except as set forth on Schedule 4.23(h), on the Restatement Effective Date there are no outstanding options to purchase or rights of first refusal or restrictions on transferability affecting any Real Estate.

         (i) To the knowledge of the Borrower, each Mortgaged Property has adequate rights of access to public ways to permit the Mortgaged Property to be used for its intended purpose and is served by installed, operating and adequate water, electric, gas, telephone, sewer, sanitary sewer and storm drain facilities. To the knowledge of the Borrower, all public utilities necessary to the continued use and enjoyment of each Mortgaged Property as used and enjoyed on the Restatement Effective Date are located in the public right-of-way abutting the premises, and all such utilities are connected so as to serve such Mortgaged Property without passing over


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

other Property except for land of the utility company providing such utility service. All roads necessary for the full utilization of each Mortgaged Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities or are the subject of access easements for the benefit of such Mortgaged Property. All reciprocal easement agreements affecting any Mortgaged Property are in full force and effect, and the Borrower and its Subsidiaries are unaware of any defaults thereunder. Except for public streets and sidewalks, none of the Borrower or any of its Subsidiaries uses or occupies any real property other than such Mortgaged Property in connection with the use and operation of any Real Estate.

         (j) To the knowledge of the Borrower, no building or structure constituting Real Estate or any appurtenance thereto or equipment thereon, or the use, operation or maintenance thereof, violates any restrictive covenant or encroaches on any easement or on any property owned by others, which violation or encroachment interferes with the use or could materially adversely affect the value of such building, structure or appurtenance or which encroachment is necessary for the operation of the business at any Real Estate. All buildings, structures, appurtenances and equipment necessary for the use of each Real Estate for the purpose for which it is currently being used are located on the real property encumbered by such Mortgage.

         (k) No portion of the Mortgaged Property has suffered any material damage by fire or other casualty loss that has not heretofore been completely repaired and restored to its original condition.

         4.24 Permits. (a) Other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) each of the Borrower and its Subsidiaries has obtained and holds all Permits required in respect of all Real Estate and for any other property otherwise operated by or on behalf of, or for the benefit of, such Person and for the operation of each of its businesses as presently conducted and as proposed to be conducted, (ii) to the knowledge of the Borrower, all such Permits are in full force and effect, and each of the Borrower and its Subsidiaries has performed and observed all requirements of such Permits, (iii) to the knowledge of the Borrower, no event has occurred which allows or results in, or after notice or lapse of time would allow or result in, revocation or termination by the issuer thereof or in any other impairment of the rights of the holder of any such Permit, (iv) no such Permits contain any restrictions, either individually or in the aggregate, that are materially burdensome to the Borrower or any of its Subsidiaries, or to the operation of any of its businesses or any property owned, leased or otherwise operated by such Person, (v) each of the Borrower and its Subsidiaries reasonably believes that each of its Permits will be timely renewed and complied with, without material expense, and that any additional Permits that may be required of such Person will be timely obtained and complied with, without material expense, and (vi) the Borrower does not have any knowledge or reason to believe that any Governmental Authority is considering limiting, suspending, revoking or renewing on materially burdensome terms any such Permit.

         (b) No consent or authorization of, filing with, Permit from, or other act by or in respect of, any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of, or enforcement of remedies (including, without limitation, foreclosure on the Collateral) pursuant to, this Agreement and the other Loan


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

Documents other than consents and approvals of, and Permits (other than Environmental Permits) issued by, Governmental Authorities required in connection with any foreclosure on the Collateral pursuant to the Security Documents.

         4.25 Leases.

         (a) Schedule 4.25 sets forth, as of the Restatement Effective Date, a list of all leases, subleases, licenses or other agreements (collectively, the "Space Leases") granting to any person or entity any right to the use, occupancy or enjoyment of the Real Estate or any portion thereof. Each lease of Real Estate by the Borrower or its Subsidiaries as tenant, and each Space Lease, is valid, binding, in full force and effect and enforceable in accordance with its terms, all rent and other sums and charges payable by the tenant or occupant thereunder are current, no termination event or condition or uncured default on the part of the Borrower, or to the best of the Borrower's knowledge, the other party thereto, exists under any lease by the Borrower or its Subsidiary as tenant, or under any Space Lease, and no event or condition has occurred or exists that, with or without notice or lapse of time or both, would constitute such a default or termination event or condition by the Borrower or its relevant Subsidiary, or to the best of the Borrower's knowledge, by any other party to such lease.

         (b) Each of the Borrower and its Subsidiaries has paid all payments required to be made by it under leases of Real Estate (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or such Subsidiary, as the case may be); no landlord Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such payments.

         (c) No party to any lease has given the Borrower or its relevant Subsidiary notice of or made a claim with respect to any breach or default that has not now been cured.

         4.26 Immaterial Subsidiaries. No Immaterial Subsidiary owns any material assets, conducts any material business or is the obligor under any material Indebtedness or other liabilities.

                        SECTION 5. CONDITIONS PRECEDENT

         5.1 Conditions to Effectiveness. The agreement of each Lender to purchase Loans and Revolving Credit Commitments and the effectiveness of this amendment and restatement is subject to the satisfaction, prior to or concurrently with the purchase of such Loans and Revolving Credit Commitments, of the following conditions precedent.

         (a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, (ii) the Guarantee and Security Agreement, executed and delivered by a duly authorized officer of the Borrower and each Subsidiary Guarantor, (iii) Intellectual Property Security Agreements executed and delivered by a duly authorized officer of the Borrower or a Subsidiary Guarantor, as applicable,
(iv) a Mortgage covering each of the Mortgaged Properties, executed and delivered by a duly authorized officer of each Loan Party party thereto, (v) the Subordinated Intercompany Note, executed and delivered by a duly authorized officer of the Borrower and each of its Subsidiaries, (vi) if requested by any Lender, for the account of such Lender, Notes conforming to the requirements hereof and executed and delivered by a duly authorized officer of the Borrower and (vii) each Acknowledgment and Consent, executed and delivered by a duly authorized officer of the Issuer party thereto (as defined in the Guarantee and Security Agreement).

         (b) Proceeds. The Borrower shall have received at least $250,000,000 in gross cash proceeds from the issuance of the Senior Notes.

         (c) Pro Forma Balance Sheet; Financial Statements. The Lenders shall have received (i) the Pro Forma Balance Sheet, (ii) audited combined and consolidated financial statements of the Borrower and its Subsidiaries for the 2001, 2000 and 1999 fiscal years and (iii) unaudited interim consolidated financial statements of the Borrower and its Subsidiaries for each fiscal month and quarterly period ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause (ii) of this paragraph as to which such financial statements are available, and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of the Borrower and its Subsidiaries, as reflected in the financial statements or projections contained in the Confidential Information Memorandum.

         (d) Approvals. All governmental and third party approvals (including landlords' and other consents) necessary or, in the discretion of the Administrative Agent, advisable in connection with the Refinancing, the continuing operations of the Borrower and its Subsidiaries and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Refinancing.

         (e) Related Agreements. The Administrative Agent shall have received (in a form and substance reasonably satisfactory to the Administrative Agent), with a copy for each Lender, true and correct copies, certified as to authenticity by the Borrower, of such documents or instruments as may be reasonably requested by the Administrative Agent, including, without limitation, a copy of the Senior Note Documentation and the other Material Debt Instruments and any other material debt instrument, security agreement or other material contract to which any Loan Party may be a party.

         (f) Termination of CCA of Tennessee Credit Agreement. The Administrative Agent shall have received evidence satisfactory to the Administrative Agent that the CCA of Tennessee Credit Agreement shall be simultaneously terminated, all amounts thereunder shall be simultaneously paid in full and arrangements satisfactory to the Administrative Agent shall have been made for the termination of Liens and security interests granted in connection therewith.

         (g) Fees. The Lenders, the Arranger and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including, without limitation, the reasonable fees, disbursements and other charges of counsel to the Administrative Agent), on or before the Restatement Effective Date. All such amounts will be paid by the Borrower on the Restatement Effective Date and will be reflected in the funding


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

instructions given by the Borrower to the Administrative Agent on or before the Restatement Effective Date.

         (h) Business Plan. The Lenders shall have received financial projections for fiscal years 2002-2007 and a satisfactory written analysis of the business and prospects of the Borrower and its Subsidiaries for the period from the Restatement Effective Date through December 31, 2007.

         (i) Solvency. The Lenders shall have received a Solvency Certificate executed by the chief financial officer of the Borrower and each other Loan Party which shall document the solvency of the Borrower and each other Loan Party after giving effect to the transactions contemplated hereby.

         (j) Lien Searches. The Administrative Agent shall have received the results of a recent lien, tax lien, judgment and litigation search in each of the jurisdictions or offices (including, without limitation, in the United States Patent and Trademark Office and the United States Copyright Office) in which UCC financing statements or other filings or recordations should be made to evidence or perfect (with the priority required under the Loan Documents) security interests in all Property of the Loan Parties, and such search shall reveal no Liens on any of the assets of the Borrower or its Subsidiaries except for Permitted Liens or Liens set forth in Schedule 4.19(a)-3.

         (k) Environmental Matters. The Administrative Agent shall have received, with a copy for each Lender, any written environmental assessment conforming to the standards of the ASTM "Standard Practice for Environmental
Assessments: Phase I Environmental Site Assessment Process" regarding all owned Real Estate (other than such Real Estate which constitutes immaterial or undeveloped Real Estate), that have been prepared by an environmental consultant, together with a letter from such environmental consultant permitting the Agents, the Lenders and their representatives to rely on the environmental assessment as if addressed to and prepared for each of them.

         (l) Closing Certificate. The Administrative Agent shall have received a certificate of each Loan Party, dated as of the Restatement Effective Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

         (m) Other Certifications. The Administrative Agent shall have received the following:

                  (i) a copy of the charter of the Borrower and each of its Subsidiaries and each amendment thereto, certified (as of a date reasonably near the date of the initial extension of credit) as being a true and correct copy thereof by the Secretary of State or other applicable Governmental Authority of the jurisdiction in which each such Loan Party is organized;

                  (ii) a copy of a certificate of the Secretary of State or other applicable Governmental Authority of the jurisdiction in which each such Loan Party is organized, dated reasonably near the Restatement Effective Date, listing the charter of such Loan Party and each amendment thereto on file in such office and certifying that (A) such


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

         amendments are the only amendments to such Person's charter on file in such office, (B) such Person has paid all franchise taxes to the date of such certificate and (C) such Person is duly organized and in good standing under the laws of such jurisdiction;

                  (iii) a telephonic confirmation from the Secretary of State or other applicable Governmental Authority of each jurisdiction in which each such Person is organized certifying that the Borrower and each of its Subsidiaries is duly organized and in good standing under the laws of such jurisdiction on the Restatement Effective Date, together with a written confirmatory report in respect thereof prepared by, or on behalf of, a filing service acceptable to the Administrative Agent; and

                  (iv) a copy of a certificate of the Secretary of State or other applicable Governmental Authority of each jurisdiction in which the Borrower and each of its Subsidiaries is required to be qualified as a foreign corporation or entity and where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect, in each case dated reasonably near the Restatement Effective Date, stating that the Borrower and each of its Subsidiaries is duly qualified and in good standing as a foreign corporation or entity in such jurisdiction and has filed all annual reports required to be filed to the date of such certificate; and telephonic confirmation from the Secretary of State or other applicable Governmental Authority of such jurisdiction on the Restatement Effective Date as to the due qualification and continued good standing of each such Person as a foreign corporation or entity in such jurisdiction on or about such date, together with a written confirmatory report in respect thereof prepared by, or on behalf of, a filing service acceptable to the Administrative Agent.

         (n) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

                  (i) the legal opinion of Stokes, Bartholomew, Evans & Petree, counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit F-1;

                  (ii) the legal opinion of Miles & Stockbridge, Maryland counsel of the Borrower and its Subsidiaries, substantially in the form of Exhibit F-2;

                  (iii) the legal opinion of Kaye Scholer LLP, special New York counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit F-3; and

                  (iv) the legal opinion of local counsel acceptable to the Administrative Agent in each of Arizona, California, Colorado, Georgia, Kansas, Kentucky, Minnesota, New Mexico, Oklahoma, Tennessee and Texas and of such other special and local counsel as may be required by the Administrative Agent.

         Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

         (o) Pledged Stock; Stock Power; Pledged Notes. The Administrative Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Security Agreement, together with an undated stock power for each such


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

certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (including the Subordinated Intercompany
Note) pledged to the Administrative Agent pursuant to the Guarantee and Security Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank satisfactory to the Administrative Agent) by the pledgor thereof.

         (p) Filings, Registrations and Recordings. Each document (including, without limitation, any UCC financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on, and security interest in, the Collateral described therein, prior and superior in right to any other Person (other than Permitted Liens), shall have been delivered to the Administrative Agent in proper form for filing, registration or recordation.

         (q) Surveys. The Administrative Agent shall have received, and the title insurance company issuing the policy referred to in Section 5.1(t) below (the "Title Insurance Company") shall have received, maps or plats of an as-built survey of the sites of the Mortgaged Properties, certified to the Administrative Agent and the Title Insurance Company in a manner satisfactory to them, dated not more than 30 days prior to the Restatement Effective Date unless the Title Insurance Company has agreed to delete its survey disclosure exception on the basis of an earlier survey and such survey is, in any event, believed to accurately represent the improvements now existing, by an independent professional licensed land surveyor satisfactory to the Administrative Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1997 or 1999 and meeting the accuracy requirements as defined therein, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: Each survey shall (a) show the location of any adjoining streets (including their widths and any pavement or other improvements), easements (including the recorded information with respect to all recorded instruments), the mean high water base line or other legal boundary lines of any adjoining bodies of water, fences, zoning or restriction setback lines, rights-of-way, utility lines to the points of connection and any encroachments; (b) locate all means of ingress and egress, certifying the amount of acreage and square footage, indicate the address of the property, contain the legal description of the property, and also contain a location sketch of the property; (c) show the location of all improvements as constructed on the property, all of which shall be within the boundary lines of the property and conform to all applicable zoning ordinances, set-back lines and restrictions and the surveyor shall certify compliance with the foregoing; (d) indicate the location of any improvements on the property with the dimensions in relations to the lot and building lines; (e) show measured distances from the improvements to be set back and specified distances from street or property lines in the event that deed restrictions, recorded plats or zoning ordinances require same; (f) designate all courses and distances referred to in the legal description, and indicate the names of all adjoining owners on all sides of the property, to the extent available; and (g) indicate the flood zone designation, if any, in which the property is located. The legal description of the applicable property shall be shown on the face of each survey, and the same shall conform to the legal description contained in the title policy described below.


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

         (r) Title Insurance.

                  (i) The Administrative Agent shall have received in respect of each Mortgaged Property a mortgagee's title insurance policy (or policies) or marked up unconditional binder for such insurance. Each such policy shall (A) be in an amount satisfactory to the Administrative Agent; (B) be issued at ordinary rates; (C) insure that the Mortgage insured thereby creates a valid first Lien on, and security interest in, such Mortgaged Property free and clear of all defects and encumbrances, except for Permitted Liens disclosed therein;
         (D) name the Administrative Agent for the benefit of the Secured Parties as the insured thereunder; (E) be in the form of ALTA Loan Policy - 1970 form B (Amended 10/17/70 and 10/17/84) (or equivalent policies); (F) contain such endorsements and affirmative coverage as the Administrative Agent may reasonably request in form and substance acceptable to the Administrative Agent, including, without limitation (to the extent applicable with respect to such Mortgaged Property and available in the jurisdiction in which such Mortgaged Property is located), the following: variable rate endorsement; survey endorsement; comprehensive endorsement; zoning (ALTA 3.1 with parking added) endorsement; first loss, last dollar and tie-in endorsement; access coverage; separate tax parcel coverage; contiguity coverage; usury; doing business; subdivision; environmental protection lien; CLTA 119.2 and CLTA 119.3 (for leased Real Estate only); and such other endorsements as the Administrative Agent shall reasonably require in order to provide insurance against specific risks identified by the Administrative Agent in connection with such Mortgaged Property, and
         (G) be issued by title companies satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Administrative Agent). The Administrative Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid.

                  (ii) The Administrative Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in clause (i) above and a copy of all other material documents affecting the Mortgaged Properties.

         (s) Flood Insurance. If requested by the Administrative Agent, the Administrative Agent shall have received (A) a policy of flood insurance that
(1) covers any parcel of improved real property that is encumbered by any Mortgage (2) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage that is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (3) has a term ending not later than the maturity of the Indebtedness secured by such Mortgage and (B) confirmation that the Borrower has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board.

         (t) Insurance. The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 4.24 and of Section 5.3 of the Guarantee and Security Agreement.


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

         (u) Lease Estoppel Certificates. The Administrative Agent shall have received with respect to each lease of Real Estate by the Borrower or its Subsidiaries as tenant, and each Space Lease, a certificate from the counterparty to such lease or Space Lease, in form and content reasonably acceptable to Administrative Agent, attesting to the accuracy of the applicable representations of Section 4.25 hereof, to the knowledge of such counterparty, such certificate dated not more than 30 days prior to the Restatement Effective Date.

         (v) Assignment and Prepayment. (i) The Administrative Agent shall have received from each Original Lender an Original Lender Assignment duly executed by each such Original Lender, (ii) the Borrower shall have prepaid $145,000,000 in aggregate principal amount of Loans outstanding under the Second Amended and Restated Credit Agreement and (iii) this Credit Agreement shall have been consented to in writing by all of the Lenders under the Second Amended and Restated Credit Agreement.

         (w) Miscellaneous. The Administrative Agent shall have received such other documents, agreements, certificates and information as it shall reasonably request.

         5.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date and its original purchase of Loans and Revolving Credit Commitments on the on the Restatement Effective Date is subject to the satisfaction of the following conditions precedent:

         (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

         (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this
Section 5.2 have been satisfied.

                        SECTION 6. AFFIRMATIVE COVENANTS

         The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender, the Arranger or any Agent hereunder, the Borrower shall and shall cause each of its Subsidiaries to:

         6.1 Financial Statements. Furnish to each Agent and each Lender:

         (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and


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

its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Arthur Andersen LLP or other independent certified public accountants of nationally recognized standing;

         (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

         (c) all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except, in the case of unaudited financial statements, for the absence of audit and normal year-end audit adjustments and footnotes, and, in each case, as approved by such accountants or officer, as the case may be, and disclosed therein).

         6.2 Certificates; Other Information. Furnish to each Agent and each Lender, or, in the case of clause (j), to the relevant Lender:

         (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default caused by a failure to comply with Section 7.1, except as specified in such certificate;

         (b) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate containing all information and calculations necessary for determining compliance by the Borrower and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, and (y) to the extent not previously disclosed to the Administrative Agent in writing, a listing of any county, state, territory, province, region or any other jurisdiction, or any political subdivision thereof, whether of the United States or otherwise, where any Loan Party keeps inventory or equipment (other than mobile goods) and of any Intellectual Property acquired by any Loan Party since the date of the most recent list delivered


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

pursuant to this clause (y) (or, in the case of the first such list so delivered, since the Restatement Effective Date);

         (c) as soon as available, and in any event no later than 60 days after the end of each fiscal year of the Borrower, detailed consolidated projections for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of the end of the following fiscal year, and the related consolidated statements of projected cash flow and projected income), and, as soon as available, significant revisions, if any, of such projections with respect to such fiscal year (collectively, the "Projections"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

         (d) within 45 days after the end of each fiscal quarter of the Borrower, a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, and, if requested by the Administrative Agent, an analysis comparing the portion of the Projections covering such periods to the comparable periods of the previous year;

         (e) no later than 10 Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to any Material Debt Instrument or the Governing Documents of the Borrower or any of its Subsidiaries;

         (f) within five Business Days after the same are sent, copies of all financial statements and reports that Borrower or any of its Subsidiaries sends to the holders of any class of its debt securities or public equity securities (other than reports the information contained in which could not reasonably be expected to be material to the Lenders) and, within five days after the same are filed, copies of all financial statements and reports that the Borrower or any of its Subsidiaries may make to, or file with, the SEC;

         (g) as soon as possible and in any event within five Business Days of obtaining knowledge thereof: (i) notice of any development, event, or condition that, individually or in the aggregate with other developments, events or conditions, could reasonably be expected to have a Material Adverse Effect; and
(ii) any notice that any Governmental Authority may condition approval of, or any application for, an Environmental Permit or any other material Permit held by the Borrower or any of its Subsidiaries on terms and conditions that are materially burdensome to the Borrower or any of its Subsidiaries, or to the operation of any of its businesses or any property owned, leased or otherwise operated by such Person;

         (h) on the date of the occurrence thereof, notice that (i) any or all of the obligations under any of the Material Debt Instruments have been accelerated, or (ii) any trustee or the requisite holders of such obligations have given notice that any or all such obligations are to be accelerated;


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

         (i) to the extent not included in clauses (a) through (h) above, no later than the date the same are required to be delivered thereunder, copies of all agreements, documents or other instruments (including, without limitation, (i) audited and unaudited, pro forma and other financial statements, reports, forecasts, and projections, together with any required certifications thereon by independent public auditors or officers of the Borrower or any of its Subsidiaries or otherwise, (ii) statements or reports furnished to any other holder of the securities of the Borrower or any of its Subsidiaries, and (iii) regular, periodic and special securities reports) that the Borrower or any of its Subsidiaries is required to provide pursuant to the terms of any Material Debt Instrument; and

         (j) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

         6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

         6.4 Conduct of Business and Maintenance of Existence, etc. (a) (i) Preserve, renew and keep in full force and effect its corporate existence and
(ii) take all reasonable action to maintain all rights, privileges, franchises, permits, licenses and management contracts necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section
7.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and
(b) to the extent not in conflict with this Agreement or the other Loan Documents, comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         6.5 Maintenance of Property; Leases; Insurance. (a) Keep all Property and systems useful and necessary in its business in good working order and condition, ordinary wear and tear, insured casualty and condemnation excepted.

         (b) Maintain all rights of way, easements, grants, privileges, licenses, certificates, and permits necessary or advisable for the use of any Real Estate and will not, without the prior written consent of the Administrative Agent, consent to any public or private restriction as to the use of any Real Estate which could reasonably be expected to have a Material Adverse Effect.

         (c) Comply with the terms of each lease of Real Estate and each Space Lease, so as not to permit any material uncured default on its part which could reasonably be expected to have a Material Adverse Effect.

         (d) Maintain with financially sound and reputable insurance companies insurance on all its Property (including, without limitation, all inventory, equipment and vehicles) in at least such amounts, with such deductibles and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Administrative Agent with copies for each Secured Party, upon written request, full information as to the insurance carried; provided that in any event each of the Borrower and its Subsidiaries will maintain (i) property and casualty insurance on all Property on an all risks basis (including the perils of flood and quake, loss by fire, explosion and theft and such other risks and hazards as are covered by a standard extended coverage insurance policy), covering the repair or replacement cost of all such Property and consequential loss coverage for business interruption and extra expense (which shall include construction expenses and such other business interruption expenses as are otherwise generally available to similar businesses), (ii) public liability insurance, and (iii) building law and ordinance coverage in such amount as to address to the satisfaction of the Administrative Agent any increased cost of construction, debris removal and/or demolition expenses incurred as a result of the application of any building law and/or ordinance. All such insurance with respect to each of the Borrower and its Subsidiaries shall be provided by insurers or reinsurers which (x) in the case of United States insurers and reinsurers, have an A.M. Best policyholders rating of not less than A- with respect to primary insurance and B+ with respect to excess insurance and (y) in the case of non-United States insurers or reinsurers, the providers of at least 80% of such insurance have either an ISI policyholders rating of not less than A, an A.M. Best policyholders rating of not less than A- or a surplus of not less than $500,000,000 with respect to primary insurance, and an ISI policyholders rating of not less than BBB with respect to excess insurance, or, if the relevant insurance is not available from such insurers, such other insurers as the Administrative Agent may approve in writing. All insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof, (ii) if reasonably requested by the Administrative Agent, include a breach of warranty clause, (iii) contain a "Replacement Cost Endorsement" with a waiver of depreciation and a waiver of subrogation against any Secured Party, (iv) contain a standard noncontributory mortgagee clause naming the Administrative Agent (and/or such other party as may be designated by the Administrative Agent) as the party to which all payments made by such insurance company shall be paid, (v) if requested by the Administrative Agent, contain endorsements providing that none of the Borrower or any of its Subsidiaries, any Secured Party or any other Person shall be a co-insurer under such insurance policies, and (vi) be reasonably satisfactory in all other respects to the Administrative Agent. Each Secured Party shall be named as an additional insured on all liability insurance policies of each of the Borrower and its Subsidiaries and the Administrative Agent shall be named as loss payee on all property and casualty insurance policies of each such Person.

         (e) Deliver to the Administrative Agent on behalf of the Secured Parties, (i) on the Restatement Effective Date, a certificate dated such date showing the amount and types of insurance coverage as of such date, (ii) upon request of any Secured Party from time to time, full information as to the insurance carried, (iii) promptly following receipt of notice from any insurer, a copy of any notice of cancellation or material change in coverage from that existing on the Restatement Effective Date, (iv) forthwith, notice of any cancellation or nonrenewal of coverage by any of the Borrower or any of its Subsidiaries, and (v) promptly after such information is available to any of the Borrower or any of its Subsidiaries, full information as to any claim for an amount in excess of $5,000,000 with respect to any property and casualty insurance policy maintained by any of the Borrower or its Subsidiaries.

         (f) Preserve and protect the Lien status of each respective Mortgage and, if any Lien (other than Permitted Liens) is asserted against a Mortgaged Property, promptly and at its expense, give the Administrative Agent a detailed written notice of such Lien and pay the underlying claim in full or take such other action so as to cause it to be released or bonded over in a manner satisfactory to the Administrative Agent.

         6.6 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) upon reasonable notice and during normal business hours, permit representatives of any Lender to visit and inspect any of its properties and examine and, at the Borrower's expense, make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with their respective independent certified public accountants.

         6.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

         (a) the occurrence of any Default or Event of Default;

         (b) any (i) default, event of default or alleged default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

         (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries which could reasonably be expected to be determined adversely to the Borrower or its Subsidiaries and in which the amount involved is $10,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

         (d) the following events, as soon as possible and in any event within 30 days after the Borrower or any of its Subsidiaries knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, (ii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which any Loan Party or any Commonly Controlled Entity is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto, (iii) the creation of any Lien in favor of the PBGC or a Plan, the appointment of a trustee to administer any Plan, the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA) with respect to any Plan, or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or Multiple Employer Plan, (iv) the institution of proceedings or the taking of any other action by the PBGC or any Loan Party or any Commonly Controlled Entity or any Multiemployer Plan or Multiple Employer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; or (v) any material change in the funding status of any Plan; in each case together with a description of any such event or condition or a copy of any such notice and a statement by the chief financial officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Borrower with respect thereto;

         (e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect;

         (f) any development or event as contemplated by Section 5.7 of the Guarantee and Collateral Agreement; and

         (g) any notice of default given to the Borrower or any of its Subsidiaries from a Governmental Authority in connection with any management contract or other Contractual Obligation, which default could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Subsidiary proposes to take with respect thereto.

         6.8 Environmental Laws. (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and Environmental Permits, and obtain, maintain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain, maintain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

         (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

         6.9 Interest Rate Protection. In the case of the Borrower, within 60 days after the Restatement Effective Date, enter into Hedge Agreements to the extent necessary to provide that at least 30% of the aggregate principal amount of the Term Loans is subject to either a fixed interest rate or interest rate protection for a period of not less than two years, which Hedge Agreements shall have terms and conditions reasonably satisfactory to the Administrative Agent.

         6.10 Additional Collateral, etc. (a) With respect to any Property acquired after the Restatement Effective Date or, in the case of inventory or equipment, any Property moved after the Restatement Effective Date by the Borrower or any of its Subsidiaries (other than (x) any Property described in paragraphs (b), (c) or (d) of this Section, (y) any Property subject to a Lien expressly permitted by Section 7.3(g) and (z) Property acquired by an Excluded Foreign Subsidiary) as to which the Administrative Agent, for the benefit of the Secured Parties, does not have a perfected security interest, promptly (and, in any event, within 30 days following the date of such acquisition) (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Security Agreement or such other documents as the Administrative Agent deems necessary or advisable to


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

grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in such Property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such Property, including, without limitation, the filing of UCC financing statements in such jurisdictions as may be required by the Guarantee and Security Agreement or by law or as may be requested by the Administrative Agent.

         (b) With respect to (1) any fee interest in any Real Estate having a value (together with improvements thereof) of at least $4,000,000 or any lease of Real Estate contemplating an initial annual rent payment, including projected percentage rent, after the expiration of any free rent or "rent abatement" period of at least $400,000, acquired or leased after the Restatement Effective Date or thereafter attaining such a value or rent threshold, as the case may be, by the Borrower or any of its Subsidiaries (other than any such real property owned by an Excluded Foreign Subsidiary or subject to a Lien expressly permitted by Section 7.3(g)) and (2) any Real Estate that at any time, in the Administrative Agent's determination, becomes legally or operationally advantageous to aggregate with adjacent or nearby Mortgaged Property, promptly (and, in any event, within 30 days following the date of such acquisition or determination) (i) execute and deliver a first priority Mortgage in favor of the Administrative Agent, for the benefit of the Secured Parties, covering such real property complying with the provisions of Section 5.1(r), (ii) if requested by the Administrative Agent, provide the Secured Parties with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof complying with the provisions of Section 5.1(q), together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

         (c) With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired after the Restatement Effective Date (which, for the purposes of this paragraph, shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary), by the Borrower or any of its Subsidiaries, promptly (and, in any event, within 30 days following such creation or the date of such acquisition) (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Security Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by the Borrower or any of its Subsidiaries, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Security Agreement and an Intellectual Property Security Agreement and (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Secured Parties a perfected first priority security interest in the Collateral described in the Guarantee and Security Agreement with respect to such new Subsidiary, including, without limitation, the recording of an Intellectual Property Security Agreement and any other instruments in the United States Patent and Trademark Office and the United States Copyright


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

Office, the execution and delivery by all necessary Persons of Control Agreements and the filing of UCC financing statements in such jurisdictions as may be required by the Guarantee and Security Agreement, the Intellectual Property Security Agreement or by law or as may be requested by the Administrative Agent, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

         (d) With respect to any new Excluded Foreign Subsidiary created or acquired after the Restatement Effective Date by the Borrower or any of its Subsidiaries, promptly (and, in any event, within 30 days following such creation or the date of such acquisition) (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Security Agreement as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by the Borrower or any of its Domestic Subsidiaries (provided that in no event shall more than 65% of the total outstanding Capital Stock of any such new Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Domestic Subsidiary, as the case may be, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the security interest of the Administrative Agent thereon,
(iii) cause such new Subsidiary to become a party to the Subordinated Intercompany Note, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

         (e) Notwithstanding anything to the contrary in this Section 6.10, paragraphs (a), (b), (c) and (d) of this Section 6.10 shall not apply to any Property, new Subsidiary or new Excluded Foreign Subsidiary created or acquired after the Restatement Effective Date, as applicable, as to which the Administrative Agent has determined in its sole discretion that the collateral value thereof is insufficient to justify the difficulty, time and/or expense of obtaining a perfected security interest therein.

         6.11 Use of Proceeds. Use the proceeds of the Revolving Credit Loans, Swingline Loans and Letters of Credit only for the purposes specified in Section 4.16.

         6.12 ERISA Documents. The Borrower will cause to be delivered to the Administrative Agent, promptly upon the Administrative Agent's request, any and all of the following: (i) a copy of each Plan (or, where any such Plan is not in writing, a complete description thereof) and, if applicable, related trust agreements or other funding instruments and all amendments thereto, and all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of the Borrower or any of its Subsidiaries; (ii) the most recent determination letter issued by the Internal Revenue Service with respect to each Plan; (iii) for the three most recent plan years preceding the Administrative Agent's request, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Plan; (iv) a listing of all Multiemployer Plans, with the aggregate


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

amount of the most recent annual contributions required to be made by the Borrower or any Commonly Controlled Entity to each such Plan and copies of the collective bargaining agreements requiring such contributions; (v) any information that has been provided to the Borrower or any Commonly Controlled Entity regarding withdrawal liability under any Multiemployer Plan; (vi) the aggregate amount of payments made under any employee welfare benefit plan (as defined in Section 3(1) of ERISA) to any retired employees of the Borrower or any of its Subsidiaries (or any dependents thereof) during the most recently completed fiscal year; (vii) documents reflecting any agreements between the PBGC and the Borrower or any Commonly Controlled Entity with respect to any Plan; and (viii) any additional information that may be reasonably requested with respect to any Plan.

         6.13 Further Assurances. From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Administrative Agent may reasonably request, for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Administrative Agent and the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds or products thereof or with respect to any other property or assets hereafter acquired by the Borrower or any Subsidiary which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Administrative Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Lender may be required to obtain from the Borrower or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

         6.14 Immaterial Subsidiaries. Ensure that none of the Immaterial Subsidiaries acquires any material assets, conducts any material business or incurs any material Indebtedness or other liabilities.

                         SECTION 7. NEGATIVE COVENANTS

         The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender, the Arranger or any Agent hereunder, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

         7.1 Financial Condition Covenants.

         (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower ending with the last day of each fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:


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

                                                       Consolidated
   Fiscal Quarter                                     Leverage Ratio
   --------------                                     --------------
   FQ2  2002                                             5.90:1.00
   FQ3  2002                                             5.90:1.00
   FQ4  2002                                             5.90:1.00
   FQ1  2003                                             5.75:1.00
   FQ2  2003                                             5.50:1.00
   FQ3  2003                                             5.25:1.00
   FQ4  2003                                             5.25:1.00
   FQ1  2004                                             5.00:1.00
   FQ2  2004                                             5.00:1.00
   FQ3  2004                                             4.75:1.00
   FQ4  2004                                             4.75:1.00
   FQ1  2005                                             4.75:1.00
   FQ2  2005                                             4.50:1.00
   FQ3  2005                                             4.50:1.00
   FQ4  2005                                             4.50:1.00
   FQ1  2006                                             4.25:1.00
   FQ2  2006                                             4.25:1.00
   FQ3  2006                                             4.00:1.00
   FQ4  2006                                             4.00:1.00
   FQ1  2007                                             3.75:1.00
   FQ2  2007                                             3.50:1.00
   FQ3  2007                                             3.50:1.00
   FQ4  2007                                             3.50:1.00
   FQ1  2008                                             3.50:1.00


         (b) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending with last day of each fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

                                                Consolidated Interest
Fiscal Quarter                                    Coverage Ratio
--------------                                  ----------------------
FQ2  2002                                             1.50:1.00
FQ3  2002                                             1.50:1.00
FQ4  2002                                             1.50:1.00
FQ1  2003                                             1.50:1.00
FQ2  2003                                             1.75:1.00
FQ3  2003                                             1.75:1.00
FQ4  2003                                             1.75:1.00
FQ1  2004                                             1.75:1.00
FQ2  2004                                             2.00:1.00
FQ3  2004                                             2.00:1.00
FQ4  2004                                             2.00:1.00
FQ1  2005                                             2.00:1.00
FQ2  2005                                             2.00:1.00
FQ3  2005                                             2.00:1.00
FQ4  2005                                             2.25:1.00
FQ1  2006                                             2.25:1.00
FQ2  2006                                             2.25:1.00
FQ3  2006                                             2.25:1.00
FQ4  2006                                             2.25:1.00
FQ1  2007                                             2.50:2.00
FQ2  2007                                             2.50:2.00
FQ3  2007                                             2.50:2.00
FQ4  2007                                             2.50:2.00
FQ1  2008                                             2.50:2.00

         (c) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending with the last day of each fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:


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

                                                  Consolidated Fixed
 Fiscal Quarter                                  Charge Coverage Ratio
 --------------                                  ---------------------
 FQ2  2002                                             1.00:1.00
 FQ3  2002                                             1.00:1.00
 FQ4  2002                                             1.00:1.00
 FQ1  2003                                             1.00:1.00
 FQ2  2003                                             1.00:1.00
 FQ3  2003                                             1.00:1.00
 FQ4  2003                                             1.00:1.00
 FQ1  2004                                             1.00:1.00
 FQ2  2004                                             1.00:1.00
 FQ3  2004                                             1.00:1.00
 FQ4  2004                                             1.00:1.00
 FQ1  2005                                             1.05:1.00
 FQ2  2005                                             1.05:1.00
 FQ3  2005                                             1.05:1.00
 FQ4  2005                                             1.05:1.00
 FQ1  2006                                             1.05:1.00
 FQ2  2006                                             1.10:1.00
 FQ3  2006                                             1.15:1.00
 FQ4  2006                                             1.15:1.00
 FQ1  2007                                             1.15:1.00
 FQ2  2007                                             1.15:1.00
 FQ3  2007                                             1.15:1.00
 FQ4  2007                                             1.15:1.00
 FQ1  2008                                             1.15:1.00

         (d) Certain Calculations. With respect to any period during which a Permitted Acquisition occurs, for purposes of determining compliance with the covenants set forth in Section 7.1, and for purposes of calculating the financial ratio used in Annex A, Consolidated EBITDA shall be calculated with respect to such period on a pro forma basis, including pro forma adjustments arising out of events which are directly attributable to a specific transaction, are factually supportable and are expected to have a continuing impact, in each case, determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Securities Act of 1933, as amended, and as interpreted by the staff of the SEC (which pro forma adjustments shall be certified by the Chief Financial Officer of the Borrower), using the historical financial statements of the Person or business acquired or to be acquired and the consolidated financial statements of the Borrower and its Subsidiaries which shall be reformulated as if such Permitted


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

Acquisition, and any Indebtedness or other liabilities incurred in connection with any such acquisition had been consummated or incurred at the beginning of such period (and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant Permitted Acquisition, at the weighted average of the interest rates applicable to outstanding Loans during such period), all such calculations to be in form and substance reasonably satisfactory to the Administrative Agent.

         7.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness of any Loan Party created under any Loan Document;

                  (b) Unsecured Indebtedness of the Borrower to any Wholly Owned Subsidiary Guarantor and of any Wholly Owned Subsidiary Guarantor to the Borrower; provided that such Indebtedness is evidenced by, and subject to the terms and conditions of, the Subordinated Intercompany Note and is otherwise subordinated in right of payment to the Obligations under the Loan Documents on terms and conditions satisfactory to the Administrative Agent;

                  (c) Indebtedness of the Borrower and its Subsidiaries (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 7.3(f) in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding;

                  (d) Indebtedness (other than the Indebtedness referred to in Section 7.2(f)) of the Borrower and its Subsidiaries outstanding on the date hereof and listed on Schedule 7.2(d) and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof or any shortening of the maturity of any principal amount thereof);

                  (e) Unsecured Guarantee Obligations made in the ordinary course of business by the Borrower or any of its Subsidiaries of obligations of the Borrower or any Subsidiary Guarantor;

                  (f) Unsecured Indebtedness of the Borrower created under the Senior Note Indenture in respect of the Senior Notes in an aggregate principal amount not to exceed $250,000,000 and Guarantee Obligations of any Subsidiary Guarantor in respect of such Indebtedness;

                  (g) Indebtedness of the Borrower or any Subsidiary assumed in connection with any Permitted Acquisition under Section 7.8(g); provided that such Indebtedness was not incurred (i) to provide all or a portion of the funds utilized to consummate the transaction or series of related transactions constituting such Permitted Acquisition or (ii) otherwise in connection with, or in contemplation of, such Permitted Acquisition; and provided, further, that the aggregate amount of such Indebtedness shall not exceed $25,000,000 at any time outstanding and any refinancings, refundings, renewals or extensions thereof; provided that, any (i) such refinancings, refundings, renewals or extensions do not increase the principal amount thereof, (ii) such refinancings, refundings, renewals or extensions are issued on terms and conditions satisfactory to the

         Administrative Agent (including a maturity date occurring not sooner than 180 days after the seventh anniversary of the Restatement Effective Date and (iii) no Default or Event of Default exists and is continuing at the time of consummation thereof (both before and giving effect thereto);

                  (h) unsecured Indebtedness of the Borrower and the unsecured guarantee by any Subsidiary of the Borrower that is a Subsidiary Guarantor hereunder of the Borrower's obligations thereunder; provided that the proceeds thereof are used (i) to repay the Obligations hereunder or (ii) if the Consolidated Secured Leverage Ratio for the immediately preceding twelve-month period is less than 2.85 to 1.00, to make Capital Expenditures with respect to the Webb County, Houston or Stewart facilities in accordance with Section 7.7 and, in the case of either clause (i) or (ii), (a) no part of the principal part of such Indebtedness shall have a maturity date earlier than the final maturity of the Loans hereunder, (b) after giving effect to the incurrence of any such Indebtedness on a pro forma basis, as if such incurrence of Indebtedness had occurred on the first day of the twelve month period ending on the last day of the Borrower's then most recently completed fiscal quarter, the Borrower and its Subsidiaries would have been in compliance with all the financial covenants set forth in Section 7.1 and the Borrower shall have delivered to the Administrative Agent a certificate of its chief financial officer to such effect setting forth in reasonable detail the computations necessary to determine such compliance, (c) at the time of the incurrence of such Indebtedness and after giving effect thereto, no Default or Event of Default shall exist or be continuing and (d) the documentation governing such Indebtedness contains customary market terms;

                  (i) Indebtedness of the Borrower in respect of the Existing 12% Senior Notes not to exceed $11,000,000 in aggregate principal amount and the unsecured guarantee by any Subsidiary of the Borrower that is a Subsidiary Guarantor hereunder of the Borrower's obligations thereunder (pursuant to the Existing 12% Senior Notes Indenture as in effect on the Restatement Effective Date) and any Indebtedness refunding or refinancing such Existing 12% Senior Notes; provided that
         (i) such Indebtedness does not increase the principal amount thereof,
         (ii) such Indebtedness is issued on terms and conditions satisfactory to the Administrative Agent and (iii) no Default or Event of Default exists and is continuing at the time of issuance thereof (both before and after giving effect thereto);

                  (j) subordinated Indebtedness incurred under the PMI Note Purchase Agreement not to exceed $30,000,000 in aggregate principal amount, and the MDP Note Purchase Agreement not to exceed $40,000,000 in aggregate principal amount;

                  (k) Indebtedness incurred by the Borrower or any of its Subsidiaries, including Indebtedness represented by letters of credit for the account of the Borrower or any Subsidiary, in respect of workers' compensation claims, self-insurance obligations, performance, proposal, completion, surety and similar bonds and completion guarantees provided by the Borrower or its Subsidiaries in the ordinary course of business; provided that the underlying obligation to perform is that of the Borrower or one of its Subsidiaries and not that of any other Person and, provided, further, that such underlying obligation is not in respect of borrowed money;

                  (l) the Litigation Settlement Debt, not to exceed $2.9 million in aggregate principal amount, as contemplated by and in accordance with the definition thereof, provided that any settlement of any shareholder litigation or similar dispute shall remain subject to the limitations set forth in Section 8(h);

                  (m) Indebtedness of the Borrower consisting of customary indemnification, deferred purchase price adjustments or similar obligations, in each case, incurred or assumed in connection with the acquisition of any business or assets permitted to be acquired hereunder;

                  (n) Indebtedness of the Borrower or any Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five business days of incurrence;

                  (o) Indebtedness of the Borrower or any Guarantor consisting of Qualified Trust Indebtedness; and

                  (p) additional unsecured indebtedness of the Borrower or its Subsidiaries in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding.

         7.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:

                  (a) Liens for taxes, assessments or governmental charges or claims not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

                  (b) statutory Liens of landlords and carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

                  (c) pledges or deposits under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits to secure the performance of bids, tenders, contracts (other than for the payment of borrowed money) or leases to which the Borrower or any Subsidiary is a party, all incurred in the ordinary course of business, or deposits to secure public or statutory obligations of the Borrower or any Subsidiary or deposits or cash or Government Securities to secure surety or appeal bonds to which the Borrower or any Subsidiary is a party incurred in the ordinary course of business, or deposits as security for contested taxes or import or customs duties incurred in the ordinary course of business;

                  (d) (i) encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties and (ii) other similar encumbrances incurred in the ordinary course of business that, in each case, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

                  (e) Liens in existence on the date hereof listed on Schedule 7.3(e), securing Indebtedness permitted by Section 7.2(d), provided that no such Lien is spread to cover any additional Property after the Restatement Effective Date and that the amount of Indebtedness secured thereby is not increased;

                  (f) Liens securing Indebtedness of the Borrower or any of its Subsidiaries incurred pursuant to Section 7.2(c) to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased;

                  (g) Liens created pursuant to the Security Documents;

                  (h) any interest or title of a lessor under any lease entered into by the Borrower or any of its Subsidiaries in the ordinary course of its business and covering only the assets so leased;

                  (i) Liens in connection with attachments or judgments (including judgment or appeal bonds) provided that the judgments secured shall, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 30 days after the expiration of any such stay;

                  (j) Liens on the property or assets of a Person which becomes a Subsidiary of the Borrower after the date hereof, or if acquired by such Person after the date hereof, securing Indebtedness permitted by
         Section 7.2(g); provided that (i) such Liens existed at the time such Person became a Subsidiary of the Borrower, (ii) such Liens were not granted in connection with or in contemplation of the applicable Permitted Acquisition and (iii) the amount of Indebtedness secured thereby is not increased and such Liens are not expanded to cover additional Property;

                  (k) Liens on the Capital Stock of Agecroft to secure the obligations of Agecroft;

                  (l) Liens consisting of customary and ordinary course rights of setoff upon deposits of cash in favor of banks or other depository institutions; and

                  (m) Liens or exceptions to coverage described in a mortgage policy of title insurance or surveys issued in favor of, and accepted by, the Administrative Agent on the Restatement Effective Date with respect to any Real Property subject to a Mortgage.

         7.4 Limitation on Fundamental Changes. Except with respect to a merger permitted by Section 7.8(g), enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business, except that:

                  (a) any Solvent Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Subsidiary Guarantor (provided that the Subsidiary Guarantor shall be the continuing or surviving corporation); and

                  (b) any Subsidiary of the Borrower may Dispose of any or all of its assets (whether such Disposition is upon voluntary liquidation, dissolution, winding up or otherwise, each of which is permitted for purposes of this clause (b)) to the Borrower or any Subsidiary Guarantor.

         7.5 Limitation on Disposition of Property. Dispose of any of its Property (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary of the Borrower, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

                  (a) the Disposition of inventory or obsolete or worn out property, in each case, in the ordinary course of business;

                  (b) Dispositions permitted by Section 7.4(b) and 7.11;

                  (c) the sale or issuance of any Subsidiary's Capital Stock (other than Disqualified Stock) to the Borrower or any Subsidiary Guarantor;

                  (d) the Disposition (i) for cash or Purchase Notes by the Borrower or any of its Subsidiaries of Unoccupied Prison Facilities for a minimum price per bed of $25,000 and (ii) for cash of other Prison Facilities having a fair market value not to exceed $45,000,000 in the aggregate in any fiscal year of the Borrower;

                  (e) any Disposition of Purchase Notes for fair market value;

                  (f) any Recovery Event, provided, that the requirements of
         Section 2.12(b) are complied with in connection therewith;

                  (g) The Disposition of the Youngstown Facility, provided that
         (i) the Borrower receives net cash proceeds of at least $50,000,000 and
         (ii) the Disposition is otherwise on terms and conditions satisfactory to the Administrative Agent;

                  (h) the sale or other Disposition of cash or Cash Equivalents in the ordinary course of business;


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                  (i) the sale or Disposition of any Designated Asset pursuant to the terms of the applicable Designated Asset Contract as in effect on the date hereof;

                  (j) the sale by CCA (U.K.) Ltd, a U.K. corporation, of its interest in Agecroft;

                  (k) the Disposition by the Borrower of its interest in the Agecroft Note; and

                  (l) leases of Prison Facilities to Governmental Authorities in the ordinary course of business.

         7.6 Limitation on Restricted Payments. Declare or pay any dividend (other than dividends payable solely in Capital Stock (excluding Disqualified Stock) of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of the Borrower or any of its Subsidiaries, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any of its Subsidiaries, or enter into any derivatives or other transaction with any financial institution, commodities or stock exchange or clearinghouse (a "Derivatives Counterparty") obligating the Borrower or any of its Subsidiaries to make payments to such Derivatives Counterparty as a result of any change in market value of any such Capital Stock (collectively, "Restricted Payments"), except that:

                  (a) any Subsidiary may make Restricted Payments to the Borrower or any Subsidiary Guarantor;

                  (b) so long as no Default or Event of Default shall have occurred and be continuing, the Borrower may purchase its Capital Stock or Capital Stock options from present or former officers or employees of the Borrower or any Subsidiary upon the death, disability or termination of employment of such officer or employee or otherwise in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees; provided that such redemptions or repurchases pursuant to this Section 7.6(b) will not exceed $2.5 million in the aggregate during any calendar year and $10.0 million in the aggregate for all such redemptions and repurchases; provided further, that the Borrower may carry-forward and make in a subsequent calendar year, in addition to the amounts permitted for such calendar year, the amount of such redemptions or repurchases permitted to have been made but not made in any preceding calendar year; provided further that such amount in any calendar year may be increased by an amount not to exceed (i) the cash proceeds from the sale of Capital Stock of the Borrower to existing or former employees of the Borrower or any Subsidiary of the Borrower after the date of this Agreement (to the extent such proceeds are not required to prepay the Loans pursuant to Section 2.12(a)), plus
         (ii) the cash proceeds of key man life insurance policies received by the Borrower and its Subsidiaries after the date of this Agreement less
         (iii) the amount of any proceeds from subclauses (i) and (ii) of this clause (b) used to make a Restricted Payment;


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                  (c) so long as no Default or Event of Default shall have
         occurred and be continuing, from the Restatement Effective Date through December 31, 2003, the Borrower may pay cash dividends (in an aggregate amount not to exceed $300,000 in any fiscal year) to the extent necessary in lieu of fractional shares on its series B preferred stock;

                  (d) so long as no Default or Event of Default shall have occurred and be continuing, (i) the Borrower may pay cash dividends as required by the terms of its series A preferred stock, as in effect on the Restatement Effective Date and (ii) after October 1, 2003, the Borrower may pay cash dividends as required by the terms of its series B preferred stock, as in effect on the Restatement Effective Date;

                  (e) repurchases of Capital Stock of the Borrower deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof shall be permitted;

                  (f) each of the following shall be permitted (i) the conversion of the MDP Notes and the PMI Notes, pursuant to their respective terms and upon the proper request of a holder of such notes and (ii) the redemption, pursuant to their terms, of all MDP Notes and PMI Notes that remain outstanding on the applicable redemption date after the Borrower sends notice of such redemption to the holders of such notes, provided that (x) the Borrower converts all such notes pursuant to their terms upon the proper request of a holder of such notes and (y) the fair market value of the common stock received upon such conversion (measured as of the notice of redemption is given) is not less than 150% of the proceeds such holder would receive pursuant to such redemption; and

                  (g) the Borrower may declare and pay a dividend consisting of Qualified Trust Preferred Stock with a fair market value that is not greater than is necessary in order to preserve the Borrower's eligibility to elect REIT status with respect to its 1999 taxable year.

         7.7 Limitation on Capital Expenditures. Make or commit to make any Capital Expenditure, except (a) Capital Expenditures by the Borrower and its Subsidiaries (i) in an aggregate amount not to exceed $15,000,000 per fiscal year to the extent such expenditures are used to maintain or expand the Webb County, Houston or Stewart facilities and (ii) in an aggregate amount not to exceed $20,000,000 per fiscal year to maintain or expand existing Prison Facilities (or, if at the time such Capital Expenditure is made and after giving effect thereto, the Consolidated Secured Leverage Ratio for the immediately preceding twelve-month period is less than 2.85 to 1.00, $35,000,000 per fiscal year), provided, that (x) up to $15,000,000 of any such amount referred to in this clause (a), if not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year and (y) Capital Expenditures made pursuant to this clause (a) during any fiscal year shall be deemed made, first, in respect of amounts permitted for such fiscal year as provided above and second, in respect of amounts carried over from the prior fiscal year pursuant to subclause (x) above; (b) $6,000,000 of Capital Expenditures associated with the McRae Facility; (c) if at the time such Capital Expenditure is made and after giving effect thereto, the Consolidated Secured Leverage Ratio for the immediately preceding twelve-month period is less than 2.85 to 1.00,


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

Build-to-Suit Capital Expenditures in an aggregate amount not to exceed $65,000,000 per such fiscal year; and (d) Capital Expenditures made with the proceeds of any Reinvestment Deferred Amount.

         7.8 Limitation on Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting an ongoing business from, or make any other investment in, any other Person (all of the foregoing, "Investments"), except:

                  (a) extensions of trade credit in the ordinary course of business;

                  (b) Investments in cash or Cash Equivalents;

                  (c) Investments arising in connection with the incurrence of Indebtedness permitted by Section 7.2(b) and (e);

                  (d) loans and advances to employees of the Borrower or any Subsidiaries of the Borrower in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) in an aggregate amount for the Borrower and its Subsidiaries not to exceed $2,000,000 at any one time outstanding;

                  (e) Investments in assets useful in the Borrower's or the applicable Subsidiary's business made by the Borrower or any of its Subsidiaries with the proceeds of any Reinvestment Deferred Amount;

                  (f) Investments (other than those relating to Indebtedness permitted by Section 7.8(c)) by the Borrower or any of its Subsidiaries in the Borrower or any Person that, prior to such Investment, is a Subsidiary Guarantor;

                  (g) in addition to Investments otherwise expressly permitted by this Section, if at the time such Investment is made and after giving effect thereto, the Consolidated Secured Leverage Ratio for the immediately preceding twelve-month period is less than 2.85 to 1.00, Investments by the Borrower or any of its Wholly Owned Subsidiaries constituting acquisitions of Persons or ongoing businesses engaged primarily in one or more lines of businesses permitted under Section
         7.15 ("Permitted Acquisitions"); provided that:

                            (i) immediately prior to and after giving effect to any such Permitted Acquisition, no Default or Event of Default shall have occurred and be continuing and the Borrower shall have certified same to the Administrative Agent in writing;

                            (ii) if such Permitted Acquisition is structured as a stock acquisition, or a merger or consolidation, then either (A) the Person so acquired becomes a Wholly Owned Subsidiary or (B) such Person is merged with and into either the Borrower or a Wholly Owned Subsidiary of the Borrower (with the Borrower or such Wholly Owned Subsidiary being the surviving corporation in such merger);


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                            (iii) all of the provisions of Section 6.10 have
         been or will be complied with in all material respects in respect of such Permitted Acquisition;

                            (iv) after giving pro forma effect to the proposed Permitted Acquisition in accordance with Section 7.1(d), the Borrower shall be in compliance with the financial covenants set forth in
         Section 7.1; and

                            (v) any cash consideration shall not exceed
         $50,000,000 either with respect to any individual Permitted Acquisition or in the aggregate for any fiscal year.

                  (h) Investments existing as of the Restatement Effective Date and set forth on Schedule 7.8(h);

                  (i) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Borrower or any Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a trade debtor;

                  (j) Investments consisting of Specified Hedge Agreements permitted by Section 7.16;

                  (k) Investments by the Borrower or its Subsidiaries in joint ventures permitted by Section 7.17, in an aggregate amount not to exceed $7,500,000;

                  (l) Purchase Notes in an aggregate principal amount not to exceed $20,000,000 at any one time outstanding received in connection with a Disposition of Unoccupied Prison Facilities permitted by Section 7.5; and

                  (m) in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any of its Subsidiaries in an aggregate amount (valued at cost) not to exceed $5,000,000 during the term of this Agreement.

         7.9 Limitation on Optional Payments and Modifications of Indebtedness.
(a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of, or otherwise voluntarily or optionally defease, any Indebtedness, or segregate funds for any such payment, prepayment, repurchase, redemption or defeasance, or enter into any derivative or other transaction with any Derivatives Counterparty obligating the Borrower or any of its Subsidiaries to make payments to such Derivatives Counterparty as a result of any change in market value of such Indebtedness, other than the prepayment of Indebtedness permitted hereunder; provided that the Borrower shall be permitted to (i) purchase the Borrower's preferred stock in an aggregate amount not to exceed $5,000,000 per fiscal year (or, if at the time such prepayment is made and after giving effect thereto, the Consolidated Secured Leverage Ratio is less than 2.85 to 1.00 for the immediately preceding twelve-month period, $10,000,000 per such fiscal year) and (ii) refinance the Existing 12% Senior Notes with Indebtedness permitted under Section 7.2(i), and pay, prepay, repurchase, redeem or defease any Existing 12% Senior Notes not so refinanced; (b) amend, modify or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms (including, without limitation, the subordination terms) of any Indebtedness (excluding the Indebtedness


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hereunder) (other than any such amendment, modification, waiver or other change which (i) would extend the maturity or reduce the amount of any payment of principal thereof, reduce the rate or extend the date for payment of interest thereon and (ii) does not involve the payment of a consent fee), or (c) amend or permit the amendment of its Governing Documents in any manner determined by the Administrative Agent to be materially adverse to the Lenders. It is understood that the provisions of this Section 7.9 do not prohibit (i) the conversion pursuant to their terms of the MDP Notes and the PMI Notes, (ii) so long as no Default or Event of Default exists and is continuing, the replacement of any Indebtedness with other Indebtedness as permitted by Section 7.2 or (iii) any redemptions of the Borrower's preferred stock, the PMI Notes or the MDP Notes permitted by Section 7.6.

         7.10 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Borrower or any Subsidiary Guarantor) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of the Borrower or such Subsidiary, as the case may be, and (c) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate.

         7.11 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any of its Subsidiaries of Property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such Property or rental obligations of the Borrower or such Subsidiary other than (i) the Headquarters Sale Leaseback and (ii) the sale and leaseback of Unoccupied Prison Facilities to Governmental Authorities in connection with management contracts relating thereto; provided that, in the case of this clause (ii), the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Borrower, of the Property that is the subject of that sale and leaseback transaction and the transaction is otherwise on terms and conditions reasonably acceptable to the Administrative Agent.

         7.12 Limitation on Changes in Fiscal Periods. Permit the fiscal year of the Borrower or any of its Subsidiaries to end on a day other than December 31 or change the Borrower's or any of its Subsidiaries' method of determining fiscal quarters.

         7.13 Limitation on Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any guarantor, its obligations under the Guarantee and Security Agreement, other than (a) this Agreement and the other Loan Documents (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), and (c) the Material Debt Instruments.


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         7.14 Limitation on Restrictions on Subsidiary Distributions, etc. Enter
into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of the Borrower or any of its Subsidiaries to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay or subordinate any Indebtedness owed to, the Borrower or any other Subsidiary, (b) make Investments in the Borrower or any other Subsidiary or (c) transfer any of its assets to the Borrower or any other Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any restrictions under the Material Debt Instruments, and (iii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary.

         7.15 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related thereto.

         7.16 Limitation on Hedge Agreements. Enter into any Hedge Agreement other than Specified Hedge Agreements entered into in the ordinary course of business, and not for speculative purposes.

         7.17 Partnerships and Joint Ventures. Become a general or limited partner in a partnership or a joint venturer in any joint venture, or permit the Borrower or any of its Subsidiaries to do so, other than any joint venture permitted by Section 7.8(k) and provided that any Indebtedness of such joint venture is Non-Recourse Indebtedness.

                          SECTION 8. EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

         (a) The Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof, or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any Loan Party shall fail to pay any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

         (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

         (c) (i) Any Loan Party shall default in the observance or performance of any agreement contained in clause (i) of Section 6.4(a) (with respect to the Borrower only), Section 6.7(a), Section 7 or Section 5 of the Guarantee and Security Agreement or (ii) an "Event of Default" under and as defined in any Mortgage shall have occurred and be continuing; or

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         (d) Any Loan Party shall default in the observance or performance of any other covenant or agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

         (e) the Borrower or any of its Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or
(iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $10,000,000; provided further, that, any default, event or condition described in clauses (i), (ii) or (iii) of this paragraph (e) with respect to the notes issued pursuant to the MDP Note Purchase Agreement shall not constitute an Event of Default so long as (x) the Borrower is continuing to take all actions reasonably necessary to contest the existence of such default, event or condition with the holders of such notes and (y) the Borrower cures such default within 30 days of a final judgment by a court of competent jurisdiction that such default on such notes exists or that any alleged unpaid principal or interest on such notes is due and owing, which judgment is not stayed or otherwise discharged within such 30 day period; or

         (f) (i) the Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other



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action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due (any of the circumstances or events described in this paragraph (f), a "Bankruptcy Event"); or

         (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, or any breach of fiduciary responsibility shall occur, which may subject any Loan Party or any Commonly Controlled Entity to any material liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Loan Party or any Commonly Controlled Entity has agreed or is required to indemnify any person against any such liability, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Loan Party or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, or any other event shall occur with respect to, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee or other event is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any Loan Party or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, or the termination of, a Multiemployer Plan or Multiple Employer Plan, (vi) any Loan Party or any Commonly Controlled Entity shall be required to make during any fiscal year of the Borrower payments pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees (or their dependents) that, in the aggregate, exceed the amount set forth on Schedule 8(g)(i) with respect to such fiscal year, (vii) any Loan Party or any Commonly Controlled Entity shall be required to make during any fiscal year of the Borrower contributions to any defined benefit pension plan subject to Title IV of ERISA (including any Multiemployer Plan) that, in the aggregate, exceed the amount set forth on Schedule 8(g)(ii) with respect to such fiscal year or (viii) any other similar event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (viii) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

         (h) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving for the Borrower and its Subsidiaries taken as a whole a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $10,000,000 or more, and all such judgments or



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decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

         (i) Any of the Security Documents shall cease, for any reason (other than pursuant to the terms thereof), to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents with respect to any material portion of the Collateral covered under such Security Document shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

         (j) The guarantee contained in Section 2 of the Guarantee and Security Agreement shall cease, for any reason (other than pursuant to the terms thereof), to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

         (k) Any Loan Party or any Affiliate of any Loan Party shall assert that any provision of any Loan Document is not in full force and effect; or

         (l) (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 30% of the outstanding common stock of the Borrower; (ii) the board of directors of the Borrower shall cease to consist of a majority of Continuing Directors; or (iii) a Specified Change of Control shall occur; or

         (m) The Litigation Settlement Debt or any guarantees thereof or the Indebtedness under the PMI Note Purchase Agreement or the MDP Note Purchase Agreement shall cease, for any reason, to be validly subordinated to the Obligations or the obligations of the Subsidiary Guarantors under the Guarantee and Security Agreement, as the case may be, as provided in the instrument governing such Indebtedness, or any Loan Party, any Affiliate of any Loan Party or the holders (or any trustee on behalf of the holders) of at least 25% in aggregate principal amount of any such Indebtedness shall so assert; or

         (n) there occurs a "Repurchase Right Event" or a "Termination Event" (each as defined in the MDP Note Purchase Agreement) and (i) the Borrower fails to continually take all actions reasonably necessary to contest the existence of such "Repurchase Right Event" or "Termination Event" with the holders of such notes and (ii) a final judgment is entered by a court of competent jurisdiction that such "Repurchase Right Event" or "Termination Event" exists, which judgment is not stayed or otherwise discharged within such 30 day period; or

         (o) any Requirement of Law shall become effective or any Contractual Obligation of the Borrower or its Subsidiaries shall be amended or terminated and such Requirement of Law or amendment or termination could reasonably be expected to be materially adverse to the Lenders or otherwise have a Material Adverse Effect;



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

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to any Loan Party, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, with the consent of the Required Lenders, the
Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent and the Lenders shall be entitled to exercise any and all remedies available under the Security Documents, including, without limitation, the Guarantee and Security Agreement and the Mortgages, or otherwise available under applicable law or otherwise. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount in immediately available funds equal to the aggregate then undrawn and unexpired amount of such Letters of Credit (and the Borrower hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a continuing security interest in all amounts at any time on deposit in such cash collateral account to secure the undrawn and unexpired amount of such Letters of Credit and all other Obligations). If at any time the Administrative Agent determines that any funds held in such cash collateral account are subject to any right or claim of any Person other than the Administrative Agent and the Secured Parties or that the total amount of such funds is less than the aggregate undrawn and unexpired amount of outstanding Letters of Credit, the Borrower shall, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in such cash collateral account, an amount equal to the excess of (a) such aggregate undrawn and unexpired amount over (b) the total amount of funds, if any, then held in such cash collateral account that the Administrative Agent determines to be free and clear of any such right and claim. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Obligations of the Loan Parties hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Loan Parties hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Loan Parties (or such other Person as may be lawfully entitled thereto).

                      SECTION 9. THE AGENTS; THE ARRANGER

         9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Agents as the agents of such Lender under this Agreement and the other Loan Documents,



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and each such Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.

         9.2 Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

         9.3 Exculpatory Provisions. Neither the Arranger, nor any Agent nor any of their respective officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted solely and proximately from its or such Person's own gross negligence or willful misconduct in breach of a duty owed to the party asserting liability) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Arranger or the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

         9.4 Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to or the other Loan Parties), independent accountants and other experts selected by such Agent. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders or the requisite Lenders required under Section 10.1 to authorize or require such action (or, if so specified by this Agreement, all



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

Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders or the requisite Lenders under Section
10.1 to authorize or require such action (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans and Letters of Credit.

         9.5 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender, or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the requisite Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         9.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Arranger, the Agents nor any of their respective officers, directors, employees, agents, attorneys and other advisors, partners, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Arranger or any Agent hereinafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by the Arranger or any Agent to any Lender. Each Lender represents to the Arranger and the Agents that it has, independently and without reliance upon the Arranger or any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition, prospects and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans (and in the case of the Issuing Lender, its Letters of Credit) hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Arranger or any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition, prospects and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, neither the Arranger nor any Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Arranger or such Agent or any of its officers, directors, employees, agents, attorneys and other advisors, partners, attorneys-in-fact or affiliates.



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

         9.7 Indemnification. The Lenders agree to indemnify the Arranger and each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Arranger or such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Arranger or such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted solely and proximately from the Arranger's or such Agent's gross negligence or willful misconduct in breach of a duty owed to such Lender. The agreements in this Section 9.7 shall survive the payment of the Loans and Letters of Credit and all other amounts payable hereunder.

         9.8 Arranger and Agents in Their Individual Capacities. The Arranger and each Agent and their respective affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though the Arranger was not the Arranger and such Agent was not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, the Arranger and each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Arranger or an Agent, as the case may be, and the terms "Lender" and "Lenders" shall include the Arranger and each Agent in their respective individual capacities.

         9.9 Successor Agents. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans or Letters of Credit. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless



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thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Either of the Syndication Agents or the Documentation Agent may, at any time, by notice to the Lenders and the Administrative Agent, resign as an Agent hereunder, whereupon the duties, rights, obligations and responsibilities of such Agent hereunder shall automatically be assumed by, and inure to the benefit of, the Administrative Agent, without any further act by the Arranger, such Agent, the Administrative Agent or any Lender. After any retiring Agent's resignation as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

         9.10 Authorization to Release Liens. The Administrative Agent is hereby irrevocably authorized by each of the Lenders to release any Lien covering any Property of the Borrower or any of its Subsidiaries that is the subject of a Disposition which is permitted by this Agreement or which has been consented to in accordance with Section 10.1.

         9.11 The Arranger; the Syndication Agents; the Documentation Agent. The Arranger, the Syndication Agents and the Documentation Agent in their respective capacities as such, shall have no duties or responsibilities, and shall incur no liability, under this Agreement and the other Loan Documents.

         9.12 Withholding Tax.

         (a) To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax. If the forms or other documentation required by Section 2.20(f) are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to any Lender not providing such forms or other documentation, an amount equivalent to the applicable withholding tax.

         (b) If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.

                           SECTION 10. MISCELLANEOUS

         10.1 Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or (with the written consent of the Required Lenders) the Agents and each Loan Party party to the relevant Loan Document may, from time



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to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents (including amendments and restatements hereof or thereof) for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan or Reimbursement Obligation, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Commitment of any Lender, in each case without the consent of each Lender directly affected thereby; (ii) amend, modify or waive any provision of this Section or reduce any percentage specified in the definition of Required Lenders or Required Prepayment Lenders, consent to the assignment or transfer by any Loan Party of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Subsidiary Guarantors from their guarantee obligations under the Guarantee and Security Agreement, in each case without the consent of all Lenders; (iii) amend, modify or waive any condition precedent to any extension of credit under the Revolving Credit Facility set forth in Section 5.2 (including, without limitation, the waiver of an existing Default or Event of Default required to be waived in order for such extension of credit to be made) without the consent of the Majority Revolving Credit Facility Lenders; (iv) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility; (v) amend, modify or waive any provision of Section 9 or any other provision affecting the rights, duties and obligations of the Arranger or any Agent without the consent of the Arranger or each Agent directly affected thereby; (vi) amend, modify or waive any provision of Section 2.6 or 2.7 without the written consent of the Swing Line Lender; (vii) amend, modify or waive any provision of Section 2.12 or Section
2.18 without the consent of each Lender directly affected thereby; or (viii) amend, modify or waive any provision of Section 3 without the consent of each Issuing Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agents, the Arranger and all future holders of the Loans and Letters of Credit. In the case of any waiver, the Loan Parties, the Lenders, the Arranger and the Agents shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section; provided, that delivery of an executed signature page of any such instrument by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof. Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Arranger, the Administrative Agent and the Borrower
(x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof (collectively, the "Additional Extensions of



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Credit") to share ratably in the benefits of this Agreement and the other Loan
Documents with the Term Loans and Revolving Extensions of Credit and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders, Required Prepayment Lenders and Majority Revolving Facility Lenders; provided, however, that no such amendment shall permit the Additional Extensions of Credit to share ratably with or with preference to the Term Loans in the application of mandatory prepayments without the consent of the Required Prepayment Lenders or otherwise to share ratably with or with preference to the Revolving Extensions of Credit without the consent of the Majority Revolving Facility Lenders.

         10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed (a) in the case of the Borrower, the Arranger and the Agents, as follows and (b) in the case of the Lenders, as set forth in an administrative questionnaire delivered to the Administrative Agent or (c) in the case of any party, to such other address as such party may hereafter notify to the other parties hereto:

    The Borrower:                           Corrections Corporation of America
                                            10 Burton Hills Boulevard, Suite 100
                                            Nashville, Tennessee 37215
                                            Attention:  John Ferguson
                                            Telecopy:  (615) 263-3010
                                            Telephone:  (615) 263-3000

    With a copy to:                         Stokes, Bartholomew, Evans & Petree
                                            424 Church Street, Suite 2800
                                            Nashville, Tennessee 37219-2386
                                            Attention:  Elizabeth E. Moore
                                            Telecopy:  (615) 259-1470
                                            Telephone:  (615) 259-1450

    The Administrative Agent:               Lehman Commercial Paper Inc.
                                            745 Seventh Avenue
                                            New York, New York 10019
                                            Attention:  Michelle Swanson
                                            Telecopy:  (646) 758-4617
                                            Telephone:  (212) 526-0330

    with a copy to:                         Latham & Watkins
                                            885 Third Avenue, Suite 1000
                                            New York, New York  10022
                                            Attention:  Christopher R. Plaut
                                            Telecopy:  (212) 751-4864
                                            Telephone:  (212) 906-1200

    The Arranger:                           Lehman Brothers Inc.
                                            745 Seventh Avenue
                                            New York, New York 10019
                                            Attention:  Michelle Swanson
                                            Telecopy:  (646) 758-4617
                                            Telephone:  (212) 526-0330

    with a copy to:                         Latham & Watkins
                                            885 Third Avenue, Suite 1000
                                            New York, New York  10022
                                            Attention:  Christopher R. Plaut
                                            Telecopy:  (212) 751-4864
                                            Telephone:  (212) 906-1200

    Issuing Lender:                         As notified by the Issuing Lender to
                                            the Administrative Agent and the
                                            Borrower

provided that any notice, request or demand to or upon any Agent or any Lender shall not be effective until received.

         10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Arranger, any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

         10.5 Payment of Expenses. The Borrower agrees (a) to pay or reimburse the Arranger and the Administrative Agent for all their reasonable out-of-pocket costs and expenses incurred in connection with the syndication of the Facilities (other than fees payable to syndicate members) and the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements and other charges of counsel to each of the Arranger and the Administrative Agent and the charges of IntraLinks, (b) to pay or reimburse each Lender, the Arranger and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel to each Lender and of counsel to the Arranger and the Administrative Agent and the charges of IntraLinks; provided that, so long as no Default or Event of Default exists, such reimbursement



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for legal fees and disbursements shall be limited to the fees and disbursements of one primary counsel designated by the Administrative Agent plus the fees and disbursements of any local and specialist counsel engaged by the Administrative Agent, (c) to pay, indemnify, and hold each Lender, the Arranger and the Agents harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, Other Taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, the Arranger, each Agent, their respective affiliates, and their respective officers, directors, partners, trustees, employees, affiliates, shareholders, attorneys and other advisors, agents, attorneys-in-fact and controlling persons (each, an "Indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to or arising out of the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or Letters of Credit, the violation of, noncompliance with or liability under, any Environmental Law or Environmental Permit applicable to the operations of any Loan Party or any of the Properties of the Borrower or its Subsidiaries or the use by unauthorized persons of information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons and the fees and disbursements and other charges of legal counsel in connection with claims, actions or proceedings by any Indemnitee against the Borrower hereunder (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted solely and proximately from the gross negligence or willful misconduct of such Indemnitee in breach of a duty owed to the Borrower. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries so to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws or Environmental Permits, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section shall be payable not later than five days after written demand therefor. Statements payable by the Borrower pursuant to this Section shall be submitted to the Borrower in accordance with Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section shall survive repayment of the Loans and Letters of Credit and all other amounts payable hereunder.

         10.6 Successors and Assigns; Participations and Assignments(a) . (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Arranger, the Agents, all future holders of the Loans and Letters of Credit and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Arranger, the Agents and each Lender.

         (b) Any Lender may, without the consent of the Borrower or any other Person, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower, the Arranger and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed (i) to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if it were a Lender hereunder and (ii) to comply and be bound by the terms of Section 2.20(f) and 9.12. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.19, 2.20 and 2.21 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.20, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

         (c) Any Lender (an "Assignor") may, in accordance with applicable law and upon written notice to the Administrative Agent, at any time and from time to time assign to any Lender, any affiliate thereof or Affiliated Fund of the assigning Lender or of another Lender or, with the consent of the Borrower and the Administrative Agent and, in the case of any assignment of Revolving Credit Commitments, the written consent of each Issuing Lender and the Swing Line Lender (which, in each case, shall not be unreasonably withheld or delayed) (provided (x) that no such consent need be obtained by a Lehman Entity and (y) the consent of the Borrower need not be obtained with respect to any assignment of funded Term Loans), to an additional bank, financial institution or other entity (an "Assignee") all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, substantially in the form of Exhibit E (an "Assignment and Acceptance"), executed by such Assignee and such Assignor (and, where the consent of the Borrower, the Administrative Agent or the Issuing Lender or the Swing Line Lender is required pursuant to the foregoing provisions, by the

Borrower and such other Persons) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that no such assignment to an Assignee (other than any Lender or any affiliate thereof or Affiliated
Fund) shall be in an aggregate principal amount of less than $1.0 million (in the case of Term Loans) and $5.0 million (in the case of Revolving Credit Loans and Commitments) other than in the case of an assignment of all of a Lender's interests under this Agreement, unless otherwise agreed by the Borrower and the Administrative Agent. Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance,
(x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein (including, without limitation, the obligation to comply with the terms of Sections 2.20(f) and 9.12), and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto). Notwithstanding any provision of this Section, the consent of the Borrower shall not be required for any assignment that occurs at any time when any Event of Default shall have occurred and be continuing.

         (d) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing such Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance; thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee, and the old Notes shall be returned by the Administrative Agent to the Borrower marked "canceled". The Register shall be available for inspection by the Borrower or any Lender (with respect to any entry relating to such Lender's Loans) at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in any case where the consent of any other Person is required by Section 10.6(c), by each such other Person) together with payment to the Administrative Agent of a registration and processing fee of $3,500 (except that no such registration and processing fee shall be payable (y) in connection with an assignment by or to a Lehman Entity or (z) in the case of an Assignee which is already a Lender or is an affiliate of a Lender or an Affiliated Fund), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Borrower. On or prior to such



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

effective date, the Borrower, at its own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for the Revolving Credit Note and/or applicable Term Notes, as the case may be, of the assigning Lender) a new Revolving Credit Note and/or applicable Term Notes, as the case may be, to such Assignee or its registered assigns in an amount equal to the Revolving Credit Commitment and/or applicable Term Loans, as the case may be, assumed or acquired by it pursuant to such Assignment and Acceptance and, if the Assignor has retained a Revolving Credit Commitment and/or Term Loans, as the case may be, upon request, a new Revolving Credit Note and/or Term Notes, as the case may be, to the Assignor or its registered assigns in an amount equal to the Revolving Credit Commitment and/or applicable Term Loans, as the case may be, retained by it hereunder. Such new Note or Notes shall be dated the Restatement Effective Date and shall otherwise be in the form of the Note or Notes replaced thereby.

         (f) For the avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to (i) any Federal Reserve Bank in accordance with applicable law and (ii) any holder of, trustee for, or any other representative of holders of obligations owed to, or securities issued by, any Lender which is a fund that invests in bank loans; provided that any foreclosure or similar actions by such trustee or representative shall be subject to the provisions of this Section concerning assignments.

         10.7 Adjustments; Set-off. (a) Except to the extent that this Agreement provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a "Benefited Lender") shall at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in
Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Obligations, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Obligations, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

         (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees to notify



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

promptly the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

         10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

         10.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10.10 Integration. This Agreement, the other Loan Documents and the Fee Letter represent the agreement of the Borrower, the Agents, the Arranger and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Arranger, any Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

         10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         10.12 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

         10.13 Acknowledgments. The Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither the Arranger, any Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Arranger, the Agents and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Arranger, the Agents and the Lenders or among the Borrower and the Lenders.

         10.14 Confidentiality. Each of the Arranger, the Agents and the Lenders agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent the Arranger, any Agent or any Lender from disclosing any such information (a) to the Arranger, any Agent, any other Lender or any affiliate of any thereof, (b) to any Participant or Assignee (each, a "Transferee") or prospective Transferee that agrees to comply with the provisions of this Section, (c) to any of its employees, directors, agents, attorneys, accountants and other professional advisors, (d) to any financial institution that is a direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section), (e) upon the request or demand of any Governmental Authority having jurisdiction over it, (f) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (g) if requested or required to do so in connection with any litigation or similar proceeding, (h) that has been publicly disclosed other than in breach of this Section, (i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender or (j) in connection with the exercise of any remedy hereunder or under any other Loan Document.

         10.15 Release of Collateral and Guarantee Obligations. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of the Borrower in connection with any Disposition of Property permitted by the Loan Documents, the Administrative Agent shall (without notice to or vote or consent of any Lender, or any affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in any Collateral being Disposed of in such Disposition, and to release any guarantee obligations of any Person being Disposed of in such Disposition, to the extent necessary to permit consummation of such Disposition in accordance with the Loan Documents; provided that the Borrower shall have delivered to the Administrative Agent, at least five Business Days prior to the date of the proposed release, a written request for release identifying the relevant Collateral being Disposed of in such Disposition and the terms of such Disposition in reasonable detail, including the date thereof, the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with this Agreement and the other Loan Documents and that the proceeds of such Disposition will be applied in accordance with this Agreement and the other Loan Documents.

         (b) Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations (other than Obligations in respect of any Specified Hedge Agreement) have been paid in full, all Commitments have terminated or expired and no Letter of Credit shall be outstanding, upon request of the Borrower, the Administrative Agent shall (without notice to or vote or consent of any Lender, or any affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations provided for in any Loan Document, whether or not on the date of such release there may be outstanding Obligations in respect of Specified Hedge Agreements.

         10.16 Accounting Changes. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required or permitted by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

         10.17 Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

         10.18 WAIVERS OF JURY TRIAL. THE BORROWER, THE ARRANGER, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND



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

UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         10.19 Existing Agreements Superseded. As set forth in Section 1.3, the Second Amended and Restated Credit Agreement is superseded by this Credit Agreement, which has been executed in renewal, amendment, restatement and modification, but not in novation or extinguishment of, the obligations under the Second Amended and Restated Credit Agreement.

                            [Signature pages follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                         CORRECTIONS CORPORATION OF AMERICA,
                                         as Borrower


                                         By: /s/ John D. Ferguson
                                            ------------------------
                                            Name: John D. Ferguson
                                            Title: CEO & President


                                         LEHMAN BROTHERS INC.,
                                         as Arranger


                                         By: /s/ Francis Chang
                                            ------------------------
                                            Name: Francis Chang
                                            Title: Vice President


                             [Signatures continued]

                                         LEHMAN COMMERCIAL PAPER INC.,
                                         as Administrative Agent and as a Lender


                                         By: /s/ Francis Chang
                                            -------------------------
                                            Name: Francis Chang
                                            Title: Authorized Signatory


                                         DEUTSCHE BANK SECURITIES INC., as
                                         Co-Syndication Agent


                                         By: /s/ David S. Bailey
                                            -------------------------
                                            Name: David S. Bailey
                                            Title: Managing Director

                                         By: /s/ Jeff Ogden
                                            -------------------------
                                            Name: Jeff Ogden
                                            Title: Managing Director

                                         UBS WARBURG LLC, as
                                         Co-Syndication Agent


                                         By: /s/ David A. Juge
                                            -------------------------
                                            Name: David A. Juge
                                            Title: Managing Director


                                         By: /s/ Oliver O. Trumbo II
                                            -------------------------
                                            Name: Oliver O. Trumbo II
                                            Title: Director

                                         SOCIETE GENERALE, as
                                         Documentation Agent


                                         By: /s/ Elizabeth R. Peck
                                            -------------------------
                                            Name: Elizabeth R. Peck
                                            Title: Director

                                                                         Annex A


            PRICING GRID FOR REVOLVING CREDIT LOANS, SWING LINE LOANS
                            AND TRANCHE A TERM LOANS


                                   Applicable Margin for     Applicable Margin for Base
Consolidated Leverage Ratio           Eurodollar Loans                Rate Loans               Commitment Fee Rate
------------------------------- ---------------------------- ---------------------------- ----------------------------
> (or equal to) 4.00                       3.50%                        2.50%                         .50%
------------------------------- ---------------------------- ---------------------------- ----------------------------
< 4.00 and > (or equal to) 3.50            3.25%                        2.25%                         .50%
------------------------------- ---------------------------- ---------------------------- ----------------------------
< 3.50 and > (or equal to) 3.00            3.00%                        2.00%                         .50%
------------------------------- ---------------------------- ---------------------------- ----------------------------
< 3.00                                     2.75%                        1.75%                         .375%
------------------------------- ---------------------------- ---------------------------- ----------------------------


Changes in the Commitment Fee Rate and the Applicable Margin with respect to Tranche A Loans, Revolving Credit Loans and Swing Line Loans resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the "Adjustment Date") on which financial statements are delivered to the Lenders pursuant to Section 6.1 (but in any event not later than the 45th day after the end of each of the first three quarterly periods of each fiscal year or the 90th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Consolidated Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 4.0 to 1.0. In addition, at all times while an Event of Default shall have occurred and be continuing, the Consolidated Leverage Ratio shall for the purposes of this definition be deemed to be greater than 4.0 to 1.0. Each determination of the Consolidated Leverage Ratio pursuant to this definition shall be made with respect to the period of four consecutive fiscal quarters of the Borrower ending at the end of the period covered by the relevant financial statements.

                 [Schedules and Exhibits Intentionally Omitted]